UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Federal-Mogul Corporation

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April 15, 2010

Dear Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the 2010 Annual Meeting of Federal-Mogul Corporation Stockholders to be held on May 26, 2010, at 10:00 a.m. (Eastern Time) at Sidley Austin LLP, 787 Seventh Avenue, New York, New York, 10019.

The attached proxy statement provides you with detailed information about the annual meeting.  We encourage you to carefully read the entire proxy statement.  You may also obtain more information about Federal-Mogul from documents we have filed with the Securities and Exchange Commission.

We are delivering our proxy statement and annual report this year under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet.  We will mail to our stockholders on or about April 15, 2010, a notice containing instructions on how to access our proxy materials.  The proxy statement includes instructions on how you can receive a paper copy of the proxy materials.

You are being asked at the annual meeting to elect directors, vote upon a proposal to approve the Federal-Mogul Corporation 2010 Stock Incentive Plan and transact any other business properly brought before the meeting.

Whether or not you plan to attend the annual meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number, over the Internet or by completing, dating, signing and returning the proxy card provided.  Instructions regarding all three voting methods are contained on the proxy card.

Thank you in advance for your cooperation and continued support.

Sincerely

José Maria Alapont
President and Chief Executive Officer

This proxy statement is first being made available to stockholders electronically via the Internet on or about April 15, 2010.

Important Notice Regarding The Availability of Proxy Materials For The Annual Meeting Of Stockholders
To Be Held On May 26, 2010

The Company’s Proxy Statement for the 2010 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2009, are available at www.federalmogul.com.

FEDERAL-MOGUL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 26, 2010
10:00 a.m., Eastern Time

To the Stockholders of Federal-Mogul Corporation:

The 2010 Annual Meeting of Stockholders will be held on May 26, 2010, 10:00 a.m. (Eastern Time) at Sidley Austin LLP, 787 Seventh Avenue, New York, New York, 10019.  The annual meeting is being held for the following purposes:

1.	to elect ten directors, each for a term of one year;

2.	to consider and vote upon a proposal to approve the Federal-Mogul Corporation 2010 Stock Incentive Plan; and

3.	to conduct such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

Voting is limited to stockholders of record at the close of business on April 5, 2010.  A list of stockholders entitled to vote at the meeting, and at any postponements or adjournments of the meeting, will be available for examination between the hours of 9:00 a.m. and 5:00 p.m. at our headquarters at 26555 Northwestern Highway, Southfield, MI 48033 during the ten days prior to the meeting and also at the meeting.

       Your vote is important and all stockholders are cordially invited to attend the annual meeting.  Whether or not you plan to attend the annual meeting, please vote your shares over the Internet, via the toll-free telephone number or by completing, signing and dating the proxy card, as described in the enclosed materials.  If you attend the annual meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy by telephone, Internet or mail.  Your prompt cooperation is greatly appreciated.

By Order of the Board of Directors,

Robert L. Katz
Senior Vice President, General Counsel
and Corporate Secretary

April 15, 2010

FEDERAL-MOGUL CORPORATION

PROXY STATEMENT

TABLE OF CONTENTS

SUMMARY OF THE ANNUAL MEETING	6
Annual Meeting	6
Record Date	6
Notice of Electronic Availability of Proxy Statement and Annual Report	6
Purposes of the Meeting	6
Proxy Solicitation	6
Information about Voting	7
Revoking Proxies	7
Outstanding Shares	7
Quorum	7
Voting	7
Voting Results	8
ELECTION OF DIRECTORS (PROPOSAL NO. 1)	8
Director Qualification Standards	9
Nominees	9
APPROVAL OF THE FEDERAL-MOGUL CORPORATION 2010 STOCK
INCENTIVE PLAN (PROPOSAL NO. 2)	14
Description of the Federal-Mogul 2010 Stock Incentive Plan	14
CORPORATE GOVERNANCE	21
Director Independence and Controlled Company Status	21
Board of Directors’ Meetings and Committees	21
Audit Committee	21
Audit Committee Report	22
Compensation Committee	22
Compensation Committee Interlocks and Insider Participation	23
Board Oversight of Risk Management	23
Board Leadership Structure	23
Stockholder Communications with Directors	23
Code of Ethics	23
Director Nominations	24
Director Compensation	24
Summary of Director Compensation	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
COMPENSATION DISCUSSION AND ANALYSIS	26
Overview	26
Base Salary	28
Annual and Long-Term Incentives: MIP and MIP Uplift	28
Long-Term Incentives: Mr. Alapont’s Stock Option Grant	29
Other Benefits	30
Compensation Committee Report	31
Summary Compensation Table	32
Grants of Plan Based Awards	33
Incentive Payout	34
MIP and 2009 Payout	34
MIP Uplift	36
2009 MIP Uplift Objectives and Calculation (All Named Executive Officers)	37
Pension Benefits	38
Employment Agreement of Mr. Alapont	39
Change in Control Employment Agreement	39
Severance	40

Employment Agreement of Mr. Brunol	41
Employment Agreement of Mr. Chochoy	42
Severance Agreements	42
Potential Payments Upon Termination or Change in Control	43
FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	43
Audit Committee’s Pre-Approval Policies and Procedures	44
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	45
OTHER MATTERS	45
Stockholder Proposals and Recommendation for Director	45
Section 16(a) Beneficial Ownership Reporting Compliance	46
Other Business	46
EXHIBIT A 2010 STOCK INCENTIVE PLAN	47

SUMMARY OF THE ANNUAL MEETING

Annual Meeting

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Federal-Mogul Corporation (the “Company,” “Federal-Mogul,” “we,” “us,” “our”) will be held at Sidley Austin LLP, 787 Seventh Avenue, New York, New York, 10019, on May 26, 2010, at 10:00 a.m. (Eastern Time).

Record Date

The date fixed to determine stockholders entitled to receive notice of and to vote at the meeting is the close of business on April 5, 2010.

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by the rules of the United States Securities and Exchange Commission (the “SEC”), Federal-Mogul is making its proxy materials, which include this proxy statement and the accompanying proxy card, notice of meeting and annual report to stockholders, available to its stockholders electronically via the Internet.  We will mail to our stockholders on or about April 15, 2010 a notice (the “Notice”) containing instructions on how to access and review our proxy materials.  The Notice also contains instructions as to how to submit your proxy via Internet.  If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

The SEC’s rules permit us to deliver a single Notice or set of proxy materials to one address shared by two or more of our stockholders.  This delivery method is referred to as “householding” and can result in significant cost savings to the Company.  To take advantage of this opportunity, we have delivered only one Notice to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date.  We agree to deliver promptly, upon written or oral request, a separate copy of the Notice and, if applicable, proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered.  If you prefer to receive separate copies of the notice, proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, please contact Broadridge at the above telephone number or address.

Purposes of the Meeting

The annual meeting is being held for the following purposes:

1.	to elect ten directors, each for a term of one year;

2.	to consider and vote upon a proposal to approve the Federal-Mogul Corporation 2010 Stock Incentive Plan; and

3.	to conduct any other business properly brought before the meeting or any adjournments or postponements thereof.

Proxy Solicitation

All costs of this solicitation of proxies will be borne by the Company.  The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.  Original solicitation of proxies by mail may be supplemented by telephone, fax, or personal solicitations by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

Information about Voting

You may vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

•	By Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;
•	By Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; and
•	By Mail—You can vote by completing, dating, signing and returning the proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 25, 2010.

Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been executed and dated.  If you execute and return your proxy card by mail but provide no specific instructions in the proxy card, your shares will be voted FOR our Board’s nominees named on the proxy card and FOR the approval of the Federal-Mogul Corporation 2010 Stock Incentive Plan.

We do not intend to bring any matters before the meeting except those indicated in the Notice of Annual Meeting of Stockholders and we do not know of any matter which anyone else intends to present for action at the meeting.  If any other matters properly come before the meeting, however, the persons named in the enclosed proxy will be authorized to vote or otherwise act in accordance with their judgment.

Revoking Proxies

You may revoke your proxy at any time before it is voted at the meeting by:

•	delivering to Robert L. Katz, our Senior Vice President, General Counsel and Corporate Secretary, a signed, written revocation letter dated later than the date of your proxy;
•	submitting a proxy to Federal-Mogul with a later date; or
•	attending the meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting to revoke your proxy).

Outstanding Shares

On the record date, there were 98,904,500 shares of our common stock, par value $0.01 per share, outstanding.  Our common stock is the only class of our voting securities outstanding and each share of common stock is entitled to one vote per share.

Quorum

A quorum is established when a majority of shares entitled to vote is present at the meeting, either in person or by proxy.  Abstentions are counted for purposes of determining whether a quorum is present but broker non-votes will not be counted.

Voting

Each share of common stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the meeting.   The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors.  The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors.  The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the Federal-Mogul Corporation 2010 Stock Incentive Plan (the “Stock Incentive Plan”).  Votes cast by proxy or in person at the Annual Meeting will be tabulated by an inspector of elections appointed by the Company for the Annual Meeting.

If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote your shares in accordance with your instructions.  To so instruct your bank, broker or nominee, you should follow the information provided to you by such entity.  If you hold your shares in street name, the bank, broker or other nominee that holds the stock will not be able to vote your shares unless you have provided voting instructions.  Shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on certain matters results in “broker non-votes” and leads to the consequences set forth in the following paragraph.

The inspector of elections will treat abstentions as shares of common stock that are present and entitled to vote for purposes of determining a quorum but broker non-votes will not be counted for purposes of determining a quorum.  Abstentions and broker non-votes will have no effect on the outcome of the vote for the election of directors.  Please note that brokers and nominees cannot vote on their clients’ behalf in “non-routine” proposals, such as election of directors and approval of the 2010 Stock Incentive Plan.  Abstentions with respect to the approval of the Stock Incentive Plan will be treated as a vote against the proposal but a broker non-vote will have no effect.

Voting Results

The results of the voting at the 2010 Annual Meeting of Stockholders will be reported on Form 8-K and filed with the Securities and Exchange Commission within four business days after the end of the meeting.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

Ten directors are to be elected at the Annual Meeting, each of whom shall hold office until the next Annual Meeting of Stockholders.  The persons listed below, each of whom is currently a director of the Company, have been nominated by the Board of Directors for election as directors.  The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of each of the ten nominees listed below.  All nominees have consented to serve as directors if elected, but if any of them should decline or be unable to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board of Directors to fill the vacancy.  The term of office of each person elected as a director will continue until our next Annual Meeting of Stockholders or until a successor has been elected and qualified.

The Board of Directors unanimously recommends that you vote FOR the election of each of the ten nominees to the Board of Directors set forth below.

Set forth below is certain biographical information regarding the nominees as of April 5, 2010.

Name	Age	Position	Director Since
Carl C. Icahn	74	Chairman of the Board	2007
José Maria Alapont	59	President, Chief Executive Officer and Director	2005
George Feldenkreis	74	Director	2008
Vincent J. Intrieri*	53	Director	2007
J. Michael Laisure**	58	Director	2008
Keith A. Meister***	37	Director	2007
Daniel A. Ninivaggi	45	Director	2010
David S. Schechter***	34	Director	2007
Neil S. Subin**	45	Director	2007
James H. Vandenberghe****	60	Director	2008

*	Chairman of the Compensation Committee
**	Member of the Audit Committee
***	Member of the Compensation Committee
****	Chairman of the Audit Committee

Director Qualification Standards

We will only consider as candidates for director individuals who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of our stockholders.  In evaluating candidates for nomination as a director of Federal-Mogul, the Board also considers other criteria, including current or recent experience as a chief executive officer of a public company or as a leader of another major complex organization; business and financial expertise; experience as a director of a public company; current or prior automotive industry experience; independence; and general criteria such as independent thought, practical wisdom and mature judgment.  In addition, in composing a well-rounded board of directors, we look for those individuals who would bring a variety of complementary skills to allow formation of a board that possesses the appropriate skills and experience to oversee our business.  One or more of our directors must possess the education or experience required to qualify as an audit committee financial expert.  Listed below are our directors and their biographies, and for each director, we summarize why that director has been chosen to serve on our Board of Directors.

Nominees

Carl C. Icahn

Mr. Carl C. Icahn has served as non-executive chairman of the Board of Directors since January 2008 and as a director since December 2007.  Mr. Icahn has served as chairman of the board and a director of Starfire Holding Corporation, a privately-held holding company, and chairman of the board and a director of various subsidiaries of Starfire, since 1984.  Since August 2007, through his position as Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises L.P. (“IEP”), and certain related entities, Mr. Icahn’s principal occupation is managing private investment funds, including Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP.  From September 2004 through August 2007, Mr. Icahn conducted this occupation through his entities CCI Onshore Corp. and CCI Offshore Corp.  Since November 1990, Mr. Icahn has been chairman of the board of Icahn Enterprises G.P. Inc., the general partner of IEP.  IEP is a diversified holding company engaged in a variety of businesses, including investment management, automotive, metals, real estate, home fashion, railcar and food/packaging.  Mr. Icahn has served as chairman of the board and as a director of American Railcar Industries, Inc., a company that is primarily engaged in the business of manufacturing covered hopper and tank railcars, since 1994.  Mr. Icahn has served as chairman of the board and as a director of Tropicana Entertainment Inc., a casino and resort owner and operator, since March 2010.  From September 2000 to February 2007, Mr. Icahn served as the chairman of the board of GB Holdings, Inc., which owned an interest in Atlantic Coast Holdings, Inc., the owner and operator of The Sands Hotel and Casino in Atlantic City until November 2006.  From October 1988 through May 2004, Mr. Icahn was the president and a director of Stratosphere Corporation, the owner and operator of the Stratosphere Hotel and Casino in Las Vegas, Nevada.  From September 2006 to November 2008, Mr. Icahn was a director of ImClone Systems Incorporated (‘ImClone), a biopharmaceutical company, and from October 2006 to November 2008, he was the chairman of the board of ImClone.  Mr. Icahn has been chairman of the board and a director of XO Holdings, Inc., a telecommunications services provider, since February 2006 and of its predecessor from January 2003 to February 2006.  Mr. Icahn has served as a Director of Cadus Corporation, a company engaged in the ownership and licensing of yeast-based drug discovery technologies since July 1993.  Mr. Icahn was a director of Blockbuster Inc., a provider of in-home movie rental and game entertainment, from May 2005 to January 2010.  In October 2005, Mr. Icahn became a director of WestPoint International, Inc., a manufacturer of bed and bath home fashion products.  Mr. Icahn was a director of WCI Communities, Inc., a homebuilding company, from August 2007 to September 2009 and served as chairman of the board of WCI from September 2007 to September 2009.  Mr. Icahn was a director of Motricity, Inc., a company that provides mobile content services and solutions, from April 2008 to January 2010.  Mr. Icahn was a director of Yahoo! Inc., a company that provides Internet services to users, advertisers, publishers and developers worldwide, from August 2008 to October 2009.  Mr. Icahn received his B.A. from Princeton University.

In addition, and without acknowledging the following disclosure is required, on January 5, 2001, Reliance Group Holdings, Inc. ("Reliance") commenced an action in the United States District Court for the Southern District of New York against Mr. Icahn, Icahn Associates Corp. and High River alleging that High River's tender offer for Reliance 9% senior notes violated Section 14(e) of the Exchange Act. Reliance sought a temporary restraining order and preliminary and permanent injunctive relief to prevent defendants from purchasing the notes. The Court initially imposed a temporary restraining order.  Defendants then supplemented the tender offer disclosures. The Court conducted a hearing on the disclosures and other matters raised by Reliance. It then denied plaintiff's motion for a preliminary injunction and ordered dissolution of its temporary restraining order following dissemination of the supplement. Reliance took an immediate appeal to the United States Court of Appeals for the Second Circuit and sought a stay to restrain defendants from purchasing notes during the pendency of the appeal. On January 30, 2001, the Court of Appeals denied plaintiff's stay application. On January 30, 2001, Reliance also sought a further temporary restraining order from the District Court. The Court considered the matter and reimposed its original restraint until noon the next day, at which time the restraint was dissolved. The appeal was argued on March 9 and denied on March 22, 2001.

The Board has concluded that Mr. Icahn should serve as a director and as the Chairman of the Board because of his significant business experience and leadership roles serving as a director in various companies noted above.  Additionally, Mr. Icahn is uniquely qualified based on his history of creating value in companies across multiple industries.  Mr. Icahn has proven to be a successful investor and business leader for more than 40 years.

José Maria Alapont

Mr. José Maria Alapont has been president, chief executive officer, and a director of the Company since March 2005.  Mr. Alapont served as chairman of the Board of Directors of the Company from June 2005 to December 2007.  Mr. Alapont has more than 35 years of global leadership experience in both vehicle manufacturers and suppliers, with business and operations responsibilities in the Americas, Europe, Middle East & Africa, and Asia Pacific regions.  From 2003 to 2005, Mr. Alapont was the chief executive officer and a member of the board of directors of IVECO, the commercial vehicle company of the Fiat Group. From 1997 to 2003, Mr. Alapont served in various key executive positions at Delphi Corporation, a global automotive supplier.  He began at Delphi as executive director of international operations for Delphi energy and engine management systems.  In 1998, he became responsible for Delphi energy and chassis systems international operations.  In 1999, Mr. Alapont was named a vice president of Delphi Corporation and president of Delphi Europe, Middle East and Africa, and became a member of the Delphi Strategy Board, the company’s top policy-making group.  In 2003, Mr. Alapont was promoted to president of Delphi’s international operations, and vice president of sales and marketing.  From 1990 to 1997, Mr. Alapont served in several executive roles and was a member of the Strategy Board at Valeo, a global automotive supplier.  He started at Valeo as managing director of engine cooling systems, Spain.  In 1991, Mr. Alapont was named executive director of Valeo’s worldwide heavy-duty engine cooling operations.  In 1992, he was promoted to group vice president of Valeo’s worldwide clutch and transmission components division.  He was named group vice president of the company’s worldwide lighting systems division in 1996.  Mr. Alapont began and developed his automotive career from 1974 to 1989 at Ford Motor Company and, over the course of 15 years, worked in different management and executive positions at Ford of Europe.  He started in 1974 as an engineer at Ford of Spain, becoming engine laboratory supervisor and later became engine plant production manager.  In 1984, he was appointed manager of powertrain quality at Ford of Europe.  He later became manager of powertrain supplier quality assurance in 1987 at Ford of Europe.  Mr. Alapont earned degrees in industrial engineering from the Technical School of Valencia in Spain and in philology from the University of Valencia in Spain.

The Board has concluded that Mr. Alapont should serve as a director due to his extensive experience guiding and developing the strategies of leading vehicle makers and tier one suppliers in the automotive and commercial vehicle markets.  Mr. Alapont is knowledgeable about all aspects of the markets served by the Company and related processes necessary to effectuate the Company’s sustainable global profitable growth strategy.  With more than 35 years of relevant industry experience, the Board believes Mr. Alapont is uniquely qualified to serve as a director of the Company.

George Feldenkreis

Mr. Feldenkreis has served as a director of the Company since February 2008.  Mr. Feldenkreis founded Perry Ellis International, Inc., a designer, distributor and licensor of apparel and accessories for men and women, in 1967.  He has been involved in all aspects of the operations of Perry Ellis since that time and served as president and a director of Perry Ellis until February 1993, at which time he was elected chairman of the board and chief executive officer.  Previous to founding Perry Ellis International, he founded Carfel, Inc., a major distributor of automatic transmission parts, standard clutch parts and timing components to the aftermarket, and there served as president until its sale in 2001.  He is a member of the board of directors of the Greater Miami Jewish Federation, a trustee of the Simon Wiesenthal Board, a member of the board of directors of the American Apparel and Footwear Association and is a trustee of the University of Miami.

The Board has concluded that Mr. Feldenkreis should serve as a director because of his entrepreneurial vision and corporate experience gained when founding and operating companies with international operations.  His tenure as the Chief Executive Officer of Perry Ellis and automotive aftermarket experience with Carfel enables him to understand the complex business and financial issues that our Company may face and provide strategic insight to the Board and Company leadership.

Vincent J. Intrieri

Mr. Intrieri has served as a director of the Company since December 2007.  Since July 2006, Mr. Intrieri has been a director of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P.  Since November 2004, Mr. Intrieri has been a senior managing director of Icahn Capital LP, the entity through which Carl C. Icahn manages third party private investment funds.  Since January 1, 2005, Mr. Intrieri has been senior managing director of Icahn Associates Corp. and High River Limited Partnership, entities primarily engaged in the business of holding and investing in securities.  Since April 2005, Mr. Intrieri has been the President and Chief Executive Officer of Philip Services Corporation, an industrial services company.  Since December 2007, Mr. Intrieri has been the chairman of the board and a director of PSC Metals, Inc. (“PSC”), a metal recycling company.  Since August 2005, Mr. Intrieri has served as a director of American Railcar Industries, Inc. (“ARI”), a company that is primarily engaged in the business of manufacturing covered hopper and tank railcars.  From March 2005 to December 2005, Mr. Intrieri was a senior vice president, the treasurer and the secretary of ARI.  Since April 2003, Mr. Intrieri has been chairman of the board of directors and a director of Viskase Companies, Inc. (Viskase”), a producer of cellulosic and plastic casings used in preparing and packaging processed meat products.  Mr. Intrieri also serves on the boards of directors of the following companies: National Energy Group, Inc., a company engaged in the business of managing the exploration, production and operations of natural gas and oil properties; XO Holdings, Inc., a telecommunications company; and WestPoint International, Inc. (“WPI”), a manufacturer of bed and bath home fashion products. With respect to each company mentioned above, Carl C. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities.  Mr. Intrieri is a certified public accountant.  Mr. Intrieri received a B.S. in Accounting from The Pennsylvania State University.

The Board has concluded that Mr. Intrieri should serve as director of the Company because of his significant experience and leadership roles serving as a director of various companies noted above.  In particular, his experience as a director in Icahn Capital L.P., WPI, PSC, ARI, and Viskase, enables him to understand the complex business and financial issues that our Company may face.

J. Michael Laisure

Mr. Laisure has served as a director of the Company since February 2008.  Since August 2007, Mr. Laisure has served as the Chief Executive Officer of Fluid Routing Solutions, Inc. (“Fluid Routing”), an automotive supplier that designs and manufactures fluid and fuel handling systems, which was formerly known as Mark IV Industries.  Fluid Routing filed for bankruptcy protection under Chapter 11 in February 2009 and emerged from Chapter 11 in March 2009.  Mr. Laisure served from December 2006 through July 2007 as President of Delco Remy, Inc., a manufacturer of starters, alternators and rotating electrics for the automotive, commercial vehicle and off-highway markets.  Mr. Laisure has served as a director of American Railcar Industries, Inc., a company that is primarily engaged in the business of manufacturing covered hopper and tank railcars, since January 2006.  Since May 2005, Mr. Laisure has been consulting as an independent contractor for the automotive and industrial manufacturing space.  Prior to this, he spent 32 years in various corporate accounting, sales, engineering and operational positions with Dana Corporation (“Dana”), a publicly held corporation that designs, manufactures and supplies vehicle components and technology, and its predecessors.  Mr. Laisure served as president of Dana’s Automotive Systems Group from March 2004 to May 2005.  From December 2001 to February 2004, Mr. Laisure served as president of Dana’s engine and fluid management group and, from December 1999 to November 2001, he served as president of Dana’s fluid management group.  Mr. Laisure received a B.A. in Accounting from Ball State University and an M.B.A. from Miami (Ohio) University, and has completed the Harvard University Advanced Management Program.

The Board has concluded that Mr. Laisure should serve as a director because of his global automotive industry experience and leadership roles in the various automotive companies noted above.

Keith A. Meister

Mr. Meister has served as a director of the Company since December 2007.  Since March 2006, Keith Meister has served as principal executive officer and vice chairman of the board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment management, automotive, metals, real estate, home fashion, railcar and food/packaging.  Since November 2004, Mr. Meister has been a senior managing director of Icahn Capital LP, the entity through which Carl C. Icahn manages third party private investment funds.  Since June 2002, Mr. Meister has served as senior investment analyst and, subsequently senior managing director, of High River Limited Partnership, an entity primarily engaged in the business of holding and investing in securities.  Mr. Meister also serves on the boards of directors of the following companies: XO Holdings, Inc., a telecommunications company; and Motorola, Inc., a mobile communications company.  With respect to each company mentioned above, Carl C. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities.  Mr. Meister received an A.B. in government, cum laude, from Harvard College in 1995.

The Board has concluded that Mr. Meister should serve as a director because of his significant experience and leadership roles serving as a director in various companies noted above.  In particular, his experience as a Managing Director of Icahn Capital L.P. and Principal Executive Officer of Icahn Enterprises G.P. enables him to understand the complex business and financial issues that our Company may face.

Daniel A. Ninivaggi

Mr. Ninivaggi has served as President of Icahn Enterprises, L.P. since April 2010.  Previously, Mr. Ninivaggi had served as Of Counsel to the international law firm of Winston & Strawn LLP from July 2009 to March 2010.  From 2003 until July 2009, Mr. Ninivaggi served in a variety of executive positions at Lear Corporation, a global supplier of automotive seating systems and electrical power management systems, including as General Counsel from 2003 through 2007, as Senior Vice President from 2004 until 2006, and most recently as Executive Vice President and Chief Administrative Officer from 2006.  Lear Corporation filed for bankruptcy in July 2009.  Prior to joining Lear Corporation, from 1998 to 2003, Mr. Ninivaggi was a partner of Winston & Strawn LLP, specializing in corporate finance, mergers and acquisitions, and corporate governance.  Since December 2009, Mr. Ninivaggi has also served as a director of CIT Group Inc., a bank holding company.  Mr. Ninivaggi received a B.A. in History from Columbia University in 1986, a Masters of Business Administration from the University of Chicago in 1988 and a J.D. from Stanford Law School in 1991.

The Board has concluded that Mr. Ninivaggi should serve as a director because of his experience in the various companies noted above:  in particular, his positions at Lear Corporation and Winston & Strawn.

David S. Schechter

Mr. Schechter has served as a director of the Company since December 2007.  Since July 2008, Mr. Schechter has also served as Managing Director for Icahn Capital LP, the entity through which Carl C. Icahn manages third party private investment funds.  From November 2004 to July 2008, Mr. Schechter served as a director and senior investment analyst for Icahn Capital.  From January 2004 to October 2004, Mr. Schechter served as an investment analyst with Icahn Associates Corp. and High River Limited Partnership, entities that are primarily engaged in the business of holding and investing in securities.  Mr. Schechter also serves on the board of directors of WestPoint International, Inc., a manufacturer of bed and bath home fashion products, and XO Holdings, Inc., a telecommunications services provider.  With respect to each company mentioned above, Carl C. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities.  Prior to joining Mr. Icahn in January 2004, Mr. Schechter served as vice president of global special situations at Citigroup, a unit responsible for making proprietary investments in distressed situations.  Mr. Schechter received a B.S. in Economics, cum laude, from the Wharton School at the University of Pennsylvania in May 1997.

The Board has concluded that Mr. Schechter should serve as a director because of his experience and leadership roles serving as a director in various companies noted above which enables him to understand the complex business and financial issues that our Company may face.

Neil S. Subin

Mr. Subin has served as a director of the Company since December 2007.  Mr. Subin founded and has been the managing director and president of Trendex Capital Management, a private hedge fund, since 1991. Prior to forming Trendex Capital, Mr. Subin was a private investor from 1988 to 1991 and was an associate with Oppenheimer & Co. from 1986 to 1988.

The Board has concluded that Mr. Subin should serve as a director because of his financial acumen and ability to identify intrinsic value in companies other investors may overlook.  In addition, his leadership skills and prior experience enables him to understand the complex business and financial issues that our Company may face and guide the company to effectively respond to such challenges.

James H. Vandenberghe

Mr. Vandenberghe has served as a director of the Company since February 2008.  Mr. Vandenberghe was vice chairman of Lear Corporation, a supplier of automotive systems and components until May 2008.  He had been affiliated with Lear and its predecessor companies for 35 years and was named vice chairman in November 1998.  Mr. Vandenberghe joined Lear Siegler Inc. in 1973 as a financial analyst and advanced to higher-level positions in financial and general management capacities.  In 1988, he became senior vice president - finance and chief financial officer of Lear.  He was named executive vice president - finance in 1993, and in 1997 was promoted to president and chief operating officer - North American operations.  Vandenberghe earned a bachelor's degree in business administration from Western Michigan University, and a master's degree in business administration from Wayne State University.  Mr. Vandenberghe sits on the board of trustees for the College for Creative Studies, the board of visitors for the Wayne State University School of Business, and the board of directors for DTE Energy and the United Way for Southeastern Michigan.

The Board has concluded that Mr. Vandenberghe should serve as a director because of his significant global automotive industry experience and leadership roles as an executive officer at Lear Corporation.  Mr. Vandenberghe’s long term involvement in addressing financial and accounting issues throughout his career enables him to understand the complex business and financial issues that our Company may face.

APPROVAL OF THE FEDERAL-MOGUL CORPORATION 2010
STOCK INCENTIVE PLAN (PROPOSAL NO. 2)

On February 22, 2010, our Board of Directors (“Board”) adopted the Federal-Mogul Corporation 2010 Stock Incentive Plan (the “Plan”), subject to approval by the Company’s stockholders.  The Plan will become effective immediately upon approval by our stockholders and will remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to its terms, until the earlier of (i) the date on which all shares of common stock of the Company (“Stock”) subject to the Plan have been issued or transferred according to the Plan’s provisions, and (ii) the date that immediately precedes the tenth anniversary of the date the Plan is approved by our Board.  The Plan is intended to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s objectives and that link the interests of participants to those of the Company’s stockholders; to provide participants with an incentive for excellence in individual performance; to promote teamwork among participants; and to give the Company a significant advantage in attracting and retaining officers, key employees and directors.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of participants who make significant contributions to the Company’s success, and to allow participants to share in the success of the Company.  Stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, stock units, performance units and performance shares (the “Awards”) may be granted under the Plan.

Description of the Federal-Mogul 2010 Stock Incentive Plan

The following is a general description of the material features of the Plan, which is attached in its entirety as Exhibit A.

Eligibility. All officers, employees and directors of the Company and its subsidiaries designated by the Committee may be granted Awards under the Plan.  The Board currently estimates that approximately 250 persons may participate in the Plan.  No person will have any right to participate in the Plan.

Administration. The Plan is administered by the committee (the “Committee”) which committee shall be either (a) the Board, (b) the Compensation Committee of the Board, or (c) such other committee of the Board composed of not less than three members of the Board, each of whom will be appointed by the Board and will be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “independent director” within the meaning of applicable NASDAQ or stock exchange rules, and with respect to performance-based Awards, “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Among other responsibilities, the Committee selects officers, employees and directors to whom Awards may be granted, determines the type of Awards and the number of shares of Stock to be covered by each Award, and determines the terms and conditions of such Awards.

The Committee may authorize the officers of the Company to grant Awards covering up to 10,000 shares of Stock or equivalent cash value per individual, per year, to officers and employees of the Company and its subsidiaries who are not (i) subject to Section 16 of the Exchange Act, or (ii) “covered employees” within the meaning of Section 162(m)(3) of the Code.  The Committee may also authorize the officers of the Company to grant Awards covering up to 10,000 shares of Stock or equivalent cash value per individual, as an inducement to an individual to accept an offer of employment.

The Committee also has the authority to adopt, amend, suspend, waive and repeal such administrative rules, guidelines and practices governing the Plan as it deems advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto), to decide all questions of fact arising out of the application of the Plan and any Award (and any agreement relating to any Award), to make all determinations necessary or advisable for the administration of the Plan, and to otherwise supervise the administration of the Plan.  The Committee also has authority in its discretion to modify the terms of the Plan to the extent necessary to comply with foreign, federal, state or local laws and regulations.  All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan are final and binding on all persons, including the Company and Plan participants.

No member of the Committee and no officer or employee of the Company acting on behalf of the Committee, will be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan.

Plan Features. The Plan authorizes the grant of Awards covering up to 10,000,000 shares of Stock.  No “covered employee” (as defined under Section 162(m) of the Code) may be granted stock options, SARs, restricted stock, restricted stock units, stock units, or performance shares covering more than 2,000,000 shares of Stock (including grants of stock options, SARs, restricted stock units, stock units, or performance shares that are paid or payable in cash) in any fiscal year, but excluding from this limitation (i) any additional shares of Stock credited to the participant as Dividend Equivalents (as defined in the Plan) on Awards, (ii) cash or stock dividends on restricted stock that are paid or credited to a participant as additional restricted stock, and (iii) Dividend Equivalents that are paid or credited to a participant on restricted stock units or stock units.  No “covered employee” may be granted Awards denominated in cash (including performance units) of a value exceeding when paid $20,000,000 in cash or in property other than Stock in any fiscal year, but excluding from this limitation any additional amounts credited to the participant as interest or Dividend Equivalents.  The Committee has broad authority to cancel, declare forfeited, rescind or require the return of any unexercised, undelivered, or unpaid Award (or a portion thereof) or rescind any exercise, payment or delivery of an Award (or a portion thereof) upon the Committee determining that (A) the participant has, at any time, committed a Breach of Conduct (as defined in the Plan) or (B) a Restatement Event (as defined in the Plan) has, at any time, occurred.  The Plan provides that shares forfeited, cancelled, terminated, or paid in cash, or shares received by the Company in settlement of an obligation under the Plan or due to tax withholding are again available for further Award grants.  No Awards outstanding on the termination date of the Plan will be affected by such termination.  Awards will not be transferable, except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or as a direct or indirect gift to a participant’s immediate family members, subject to the Committee’s discretion.  The Committee has broad authority to fix the terms and conditions of individual agreements with participants.

The Awards under the Plan are described below:

Stock Options.  The Committee may grant options to purchase Stock alone or in addition to other Awards under the Plan and at an exercise price of not less than 100% of its fair market value on the date of grant.  In the Committee’s discretion, and to the extent permitted by law, participants may pay the exercise price in cash, previously acquired Stock (having an aggregate fair market value at the time of exercise equal to the total exercise price), by “cashless exercise,” or any combination of the above, or in any other form of legal consideration as provided under the terms of the option.  The term of options will be determined by the Committee, but may be no longer than ten years from the date of grant.  The Committee also has the discretion to cash out options upon their exercise.  The Committee will determine the times and other conditions under which options will become exercisable, and the extent to which options will be exercisable after the participant’s employment terminates.  Generally, options will terminate upon the participant’s termination of employment for any reason other than death, disability or retirement, and will remain exercisable for not more than 12 months from the date of the participant’s death, termination because of disability or retirement (but in no event later than the expiration of the term of such option), and not more than three months from the date of the participant’s termination of employment for any other reason (but in no event later than the expiration of the term of such option).  Options may be granted either as incentive stock options (“ISOs”) or non-qualified stock options.  The principal difference between ISOs and non-qualified stock options is their tax treatment.  See “Federal Income Tax Consequences,” below.  The Plan prohibits the repricing of stock options without the approval of the Company’s stockholders.

SARs.  The Committee may grant SARs alone or in addition to other Awards under the Plan.  The term of SARs will be determined by the Committee, but may be no longer than ten years from the date of grant.  The base price of a SAR may not be less than 100% of the fair market value of a share of Stock on the date of grant.  A SAR will entitle the participant to receive the difference between the base price of the SAR and the fair market value of a share of Stock on the date of exercise multiplied by the number of shares of Stock for which the participant is exercising the SAR.  This amount will be paid to the participant in either cash or Stock (valued at its then fair market value) or a combination thereof.  The Committee will determine the times and other conditions under which SARs will become exercisable, and the extent to which SARs will be exercisable after the participant’s employment terminates.  Generally, SARs will terminate upon the participant’s termination of employment for any reason other than death, disability or retirement, and will remain exercisable for not more than 12 months from the date of the participant’s death, termination because of disability or retirement (but in no event later than the expiration of the term of such SAR), and not more than three months from the date of the participant’s termination of employment for any other reason (but in no event later than the expiration of the term of such SAR).  The Plan prohibits the repricing of SARs without the approval of the Company’s stockholders.

Restricted Stock and Restricted Stock Units. The Committee may grant restricted stock or restricted stock units with such restriction periods and/or performance goals as the Committee may designate.  Performance goals must be based on one or more of the following criteria: sales, free cash flow, revenue, pre-tax or after-tax profit levels, earnings per share, operating earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; total stockholder return; return on assets, tangible assets, equity, capital or investment, cash flow and cash flow return on investment, cash flow before interest and financing, value cash flow, economic value added and economic profit; growth in earnings per share, debt to equity ratio, market share, price per share of Stock, economic value added and market value added; levels of capital expenditures, sales general and administrative expense, operating expense and maintenance expense, safety, new business bookings, productivity, restructuring, measures of customer satisfaction and/or customer service, as determined from time to time including the relative improvement therein; or such similar objectively determinable financial or other measures as may be adopted by the Committee in its sole discretion (each, a “Performance Goal”).

The provisions of Awards of restricted stock or restricted stock units need not be the same with respect to each participant.  The Committee may provide that a participant will be entitled to receive Dividend Equivalents on outstanding restricted stock units.  Such Dividend Equivalents may be paid in cash, credited to the participant as additional restricted stock units, or a combination thereof.  The Committee may condition the grant or vesting of restricted stock upon the attainment of specified performance measures by the participant, or by the Company as a whole, or by a subsidiary, business unit, division or department of the Company, or any combination thereof, for or within which the participant is primarily employed, or upon such other factors or criteria as the Committee shall determine.  Restricted stock or restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered.  Unvested restricted stock or restricted stock units are forfeited upon a participant’s termination of employment for any reason, unless otherwise provided by the Committee.  Other than these restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a holder of stock with respect to an Award of restricted stock.

Stock Units.  The Committee may grant stock units alone or in addition to other Awards under the Plan.  A stock unit will entitle a participant to receive a share of Stock or the fair market value in cash of a share of Stock, in the future, at such time and upon such terms as the Committee may establish.  The Award agreement for each award of stock units will specify the time(s) or event(s) of payment of vested stock units, which will be one or more of the following: (1) the date on which the stock units will have vested, (2) the date of the Award recipient’s termination of employment, or (3) a specified date.  The Committee may provide that a participant will be entitled to receive Dividend Equivalents on outstanding stock units.  Such Dividend Equivalents may be paid in cash, credited to the participant as additional stock units, or a combination thereof.  The provisions of Awards of stock units need not be the same with respect to each participant.  Stock units may not be sold, assigned, transferred, pledged or otherwise encumbered.  Generally, all rights to receive cash or Stock in payment of stock units will be forfeited by the participant upon such participant’s termination of employment for any reason prior to the date on which stock units awarded to the participant have vested.  In the event that a participant’s employment is involuntarily terminated (other than for a Breach of Conduct (as defined in the Plan)) or in the event of a participant’s retirement, the Committee may, subject to certain limitations, waive all remaining payment limitations.

Performance Units and Performance Shares.  The Committee may grant performance units and performance shares alone or in addition to other Awards under the Plan.  The Committee may grant performance units and performance shares conditioned upon continued service and/or the attainment of Performance Goals determined by the Committee during a performance period.  A performance period consists of a period of one year or longer established by the Committee over which performance units and performance shares are to be earned.  At the expiration of the performance period, the Committee will evaluate the extent to which the Performance Goals for the Award have been achieved and will determine the number of performance units and performance shares granted to the participant which have been earned, and the cash value thereof.  The Committee will then deliver to the participant cash or shares of Stock with equivalent value.

The Committee will determine to whom and when performance units and performance shares will be awarded, and the terms and conditions of an Award.  Generally, all rights to receive cash or Stock in payment of performance units and performance shares will be forfeited by the participant upon a participant’s termination of employment for any reason during the performance period or before any applicable Performance Goals are met.  In the event that a participant’s employment is involuntarily terminated (other than for a Breach of Conduct (as defined in the Plan)) or in the event of a participant’s retirement, the Committee may, subject to certain limitations, waive all remaining payment limitations.

Amendment and Discontinuance. The Plan may be amended, altered or discontinued by the Board of Directors, but no amendment, alteration or discontinuance may be made that would (1) impair the rights of a participant under an Award previously granted without the participant’s consent, except (A) as contemplated under the terms of the Plan, or (B) an amendment made to qualify the Plan for the exemption provided by Rule 16b-3 under the Exchange Act or for Awards to qualify for the “qualified performance-based compensation” exception provided by Section 1.162-27(e) of the Income Tax Regulations (where the Committee has intended that such Awards qualify for the exception), or as the Committee otherwise reasonably determines is necessary or advisable to comply with any applicable law or rule of any self regulatory organization, (2) disqualify the Plan from the exemption provided by Rule 16b-3, or (3) extend the term of the Plan.  Except as provided in the Plan, no amendment to the Plan will be made without stockholder approval to the extent such approval is required by law or agreement.  The Committee may amend the terms of any Award previously granted, prospectively or retroactively, but no amendment will impair the rights of any participant without the participant’s consent except (1) as contemplated under the terms of the Plan, or (2) an amendment made to qualify the Plan or Award for the exemption provided by Rule 16b-3 under the Exchange Act or for the Award to qualify for the “qualified performance-based compensation” exception provided by Section 1.162-27(e) of the Income Tax Regulations (where the Committee has intended that such Award qualify for the exception).

Adjustments and Change in Control.  Subject to certain limitations with respect to stock options and SARs, in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee or the Board of Directors may make such substitutions or adjustments in (i) the aggregate number and kind (and option price where applicable) of shares reserved for issuance under the Plan and shares subject to outstanding Awards granted under the Plan, and/or (ii) the consideration receivable upon exercise as the Committee or Board may deem appropriate.

In the event of a Change in Control, as defined in the Plan, the Committee will, in its sole discretion as to any outstanding Awards, take one or any combinations of the following actions:

•
make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (A) the consideration payable with respect to the outstanding shares of Stock in connection with the Change in Control, (B) shares of stock in the surviving or acquiring corporation or (C) such other securities the Board deems appropriate, the fair market value of which will not materially differ from the fair market value of the shares of Stock subject to such Awards immediately preceding the Change in Control;

•
accelerate the date of exercise or vesting of any stock options and SARs and other Awards outstanding as of the date of such Change in Control to the full extent of the original grant, and/or declare the restrictions applicable to any outstanding restricted stock, restricted stock units, stock units, performance units and performance shares to have lapsed;

•	permit the exchange of such Award for the right to participate in any equity incentive or other employee benefit plan of any successor corporation;

•
provide for the repurchase of any stock option or SAR for an amount equal to the difference of (A) the consideration to be received per share of Stock subject to such Award in the Change in Control minus (B) the per share exercise price, if any, of such stock option or SAR; or

•	provide for the termination of any such Awards immediately prior to a Change in Control.

Federal Tax Consequences.  The following discussion covers the principal U.S. federal income tax consequences with respect to Awards that may be granted under the Plan.  It is a brief summary only.  The discussion is limited to the federal income tax consequences for individuals who are U.S. citizens or residents for U.S. federal income tax purposes and does not describe state, local or foreign tax consequences of an individual's participation in the Plan.  The summary does not purport to address all tax considerations that may be relevant.  The laws governing tax aspects of such Awards are highly technical and such laws are subject to change.  Since the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax adviser regarding the federal, state, local or foreign tax consequences of the grant, exercise or settlement of an Award or the disposition of shares of Stock acquired as a result of an Award.  The Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Tax Withholding.  When a participant is compensated in cash pursuant to an Award under the Plan, the Company may withhold an amount sufficient to satisfy any federal, state or other taxes required by law to be withheld.  When a participant is compensated in shares of Stock pursuant to an Award under the Plan, the Company may require the participant to remit to the Company, in cash, an amount sufficient to satisfy any federal, state or other taxes required by law to be withheld.  Alternatively, with the consent of the Committee, a participant may elect to have shares of Stock withheld from his or her Award having a value not in excess of the withholding tax requirement.

•
Non-Qualified Stock Options and SARs.  Upon the grant or vesting of a non-qualified stock option and/or SAR, the participant will not recognize any taxable income and the Company will not be entitled to a deduction.  Upon the exercise of a non-qualified stock option or SAR, the excess of the fair market value of the Stock acquired over the exercise price (the “spread”), or the consideration paid to the participant upon exercise of the SAR, will constitute compensation taxable as ordinary income.  In determining the amount of the spread or the amount of consideration paid to the recipient, the fair market value of the Stock on the date of exercise will be used.  The Company will generally be entitled to an income tax deduction in an amount equal to the compensation taxable to the participant.

If a participant exercises a non-qualified stock option and holds the Stock, a subsequent sale of the Stock will be taxed as capital gain or loss in an amount equal to the difference between the sale proceeds and the participant's tax basis in the Stock.  The participant's tax basis in the Stock will generally be the amount paid for the Stock plus the amount that was included in the participant's taxable income upon exercise.

•
ISOs.  A participant generally will not recognize taxable income upon the grant, vesting, or exercise of an ISO.  However, the spread at exercise will constitute an item includible in alternative minimum taxable income and may subject the participant to an alternative minimum tax liability even though the participant receives no cash upon the exercise of an ISO.  Upon the disposition of the Stock acquired pursuant to the exercise of an ISO after the later of (a) two years from the date of grant of the ISO or (b) one year from the date of exercise of the ISO (the “ISO Holding Period”), the participant will recognize long-term capital gain or loss, as the case may be, measured by the difference between the Stock’s selling price and the exercise price.  The Company is not entitled to an income tax deduction by reason of the grant, vesting, or exercise of an ISO, or by the subsequent disposition of Stock received by the participant upon the exercise of an ISO, if the ISO Holding Period is satisfied.

If a participant disposes of the shares before the ISO Holding Period is satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the Stock received over the option exercise price (or, if less, the excess of the amount realized on the sale of the Stock over the option exercise price).  Additionally, the participant will have long-term or short-term capital gain or loss equal to the difference between the amount the participant received upon disposition of the Stock and the option exercise price increased by the amount of ordinary income, if any, the participant recognized.  The Company generally will be entitled to an income tax deduction equal to the amount of ordinary income, if any, recognized by the participant with respect to the ISOs.

•
Restricted Stock and Restricted Stock Units.  A participant will not recognize any income upon the receipt of restricted stock unless the participant elects under Section 83(b) of the Code, within 30 days of receipt, to recognize compensation taxable as ordinary income equal to the fair market value of the restricted stock at the time of receipt less any amount paid by the participant for the restricted stock.  If the election is made, the participant will not be allowed a deduction for any restricted stock subsequently returned to the Company.  If the election is not made, then on the date that the restrictions lapse, the participant will generally recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock on that date less any amount paid by the participant for the restricted stock.  Any dividends paid on restricted stock are also compensation taxable as ordinary income to the participant.  The Company will generally be entitled to an income tax deduction in an amount equal to the compensation taxable to the participant.

Generally, upon a sale or other disposition of restricted stock with respect to which the participant has previously made a Section 83(b) election, or with respect to which the restrictions have lapsed, (and the participant has, therefore, recognized ordinary income), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale or other disposition and the participant's basis in the Stock.  The participant's basis in the Stock equals the fair market value of the Stock at the time the restrictions lapse or, in the case of a Section 83(b) election, the fair market value of the restricted stock on the date of receipt.

A participant who has been granted restricted stock units will not realize taxable income until the participant has vested in the right to receive the Stock subject to the Award or an equivalent amount of cash, either of which will be taxable as ordinary income.  Dividend equivalents paid in cash to the participant will be taxable as ordinary income upon receipt.  Dividend equivalents credited to the participant as additional restricted stock units will be taxable as ordinary income at the time the units vest.  The Company will generally be entitled to an income tax deduction in an amount equal to the compensation taxable to the participant.

•
Stock Units.  A participant who has been granted stock units will not realize taxable income until the participant has vested in the right to receive the Stock subject to the Award or an equivalent amount of cash, either of which will be taxable as ordinary income.  Dividend Equivalents paid in cash to the participant will be taxable as ordinary income upon receipt.  Dividend Equivalents credited to the participant as additional stock units will be taxable as ordinary income at the time the units vest.  The Company will generally be entitled to an income tax deduction in an amount equal to the compensation taxable to the participant.

•
Performance Units and Performance Shares.  A participant who has been granted performance units and performance shares will not realize taxable income until the applicable Award cycle expires and the participant receives the Stock subject to the Award or an equivalent amount of cash, either of which will be taxable as ordinary income.  The Company will generally be entitled to an income tax deduction in an amount equal to the compensation taxable to the participant.

•
Section 162(m).  The Plan has been designed to take into account U.S. tax laws that impose limits on the ability of a public company to claim an income tax deduction for compensation paid to certain highly compensated executives.  Section 162(m) of the Code generally denies a corporate income tax deduction for annual compensation exceeding $1 million paid to certain “covered employees”.  Certain types of compensation, including options granted with a fair-market-value exercise price and performance-based Awards, are generally excluded from this deduction limit; provided certain requirements are met.  In an effort to ensure that Awards and payments under the Plan will qualify for this exclusion, the Plan is being submitted to the stockholders for approval at the 2010 Annual Meeting.  By approving the Plan, the stockholders will be approving, among other things, the performance measures, eligibility requirements and limits on various Awards for purposes of Section 162(m) of the Code.

•
Section 409A.  Section 409A of the Code addresses federal income tax treatment of nonqualified deferred compensation.  The Company intends that Awards granted under the Plan comply with, or are otherwise exempt from, Section 409A of the Code, but makes no representation or warranty to that effect.  If the Plan or the terms of an Award fail to meet the requirements of Section 409A with respect to such Award, then such Award will be subject to taxation in accordance with Section 409A.  Failure to comply with Section 409A of the Code with respect to a specific Award, in the absence of an applicable exemption, could result in current income taxation to the participant for that Award (including any amount aggregated with the Award under Section 409A’s aggregation rules) as well as the imposition of an additional 20% tax and a premium interest tax on any underpayment of tax.

The following table shows the Stock Appreciation Rights (“SARs”) that have been granted under the Plan, subject to the approval of the Plan by the Company’s stockholders.

NEW PLAN BENEFITS

Name and Position	Dollar Value (US$)	Number of Units

José Maria Alapont	1,030,107	115,225
President and Chief Executive Officer

Jeff Kaminski	137,348	15,363
Senior Vice President and Chief Financial Officer

Steve S. Bowers	137,348	15,363
Senior Vice President and Sales and Marketing

Jean Brunol	188,008	21,030
Senior Vice President, Business and Operations Strategy

Gérard Chochoy	117,114	13,100
Senior Vice President Powertrain Sealing and Bearings

Executive Officer Employee Group	2,365,367	264,582

Non-Executive Officer Employee Group	1,536,885	171,913

The Board of Directors recommends a vote “FOR” the approval of the 2010 Stock Incentive Plan.

CORPORATE GOVERNANCE

Director Independence and Controlled Company Status

Our Common Stock is listed on the NASDAQ Global Select Market, and NASDAQ’s standards and definitions relating to director independence apply to us.  Our Board of Directors has determined that four of our current directors, Messrs. Feldenkreis, Laisure, Subin and Vandenberghe, each of whom is also a nominee for director at the Annual Meeting, are independent under these standards and definitions.  Each of Messrs. Intrieri, Meister, Ninivaggi  and Schechter are employed by and/or otherwise affiliated with Mr. Icahn or entities controlled by Mr. Icahn, and Mr. Alapont is our President and Chief Executive Officer.  Our Board of Directors considered several factors in determining that Messrs. Feldenkreis, Laisure, Subin and Vandenberghe are independent.  The Board did not assign any particular weight or importance to any single factor but rather considered them as a whole.  After considering all relevant information, our Board concluded that none of Messrs. Feldenkreis, Laisure, Subin and Vandenberghe had any relationship that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director, and that each of them satisfied NASDAQ’s standards and definitions for independence.

From February 25, 2008, and through the date of this proxy statement, Mr. Icahn, our principal beneficial stockholder and the chairman of our Board of Directors, controlled more than 50% of the voting power of our common stock.  See “Security Ownership of Certain Beneficial Owners and Management,” below.  Consequently, we are a “controlled company” under applicable NASDAQ rules.  Under these rules, a “controlled company” may elect not to comply with certain NASDAQ corporate governance requirements, including requirements that: (i) a majority of the Board of Directors consist of independent directors; (ii) director nominees be selected or recommended for selection by a majority of the independent directors or by a nominating committee composed solely of independent directors; and (iii) compensation of officers be determined or recommended to the Board of Directors by a majority of its independent directors or by a compensation committee that is composed entirely of independent directors.

We have elected to use these exemptions.  As a result, (i) we do not have a majority of independent directors, (ii) we do not have a nominating committee or a nominating committee charter, and (iii) our Compensation Committee does not satisfy NASDAQ’s corporate governance requirements applicable to compensation committees of non-controlled companies.

Board of Directors’ Meetings and Committees

Our Board of Directors held eight meetings during the fiscal year ended December 31, 2009.  During 2009, each director attended at least 75% of the meetings of the Board of Directors and each committee on which they served.

All of our directors are invited to attend our Annual Meetings of Stockholders and in 2009, two directors attended.

Our standing committees are our Audit Committee and our Compensation Committee.  We have in the past and may in the future establish special committees under the direction of the Board of Directors when necessary to address specific issues.

Audit Committee

Our Audit Committee meets formally at least once every quarter and more often if necessary.  Our Board of Directors has adopted a written charter for our Audit Committee.  That charter conforms to applicable rules and regulations of the SEC, and NASDAQ.  A copy of the Audit Committee charter is publicly available on our web site at www.federalmogul.com under the heading “Investors” and the sub-heading “Corporate Governance.”

Messrs. Vandenberghe, Laisure, and Subin are the members of our Audit Committee.  Our Board of Directors has determined that Messrs. Vandenberghe, Laisure, and Subin each qualify as an “audit committee financial expert,” as defined by applicable SEC rules, and that they satisfy NASDAQ’s financial sophistication standards.  Our Board of Directors has also determined that Messrs. Vandenberghe, Laisure, and Subin are “independent” under applicable SEC and NASDAQ rules and standards.

Our Audit Committee held six (6) meetings during the fiscal year ended December 31, 2009.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for evaluating audit performance, appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm and evaluating policies and procedures relating to internal accounting functions and controls.  It also is responsible for oversight of “whistle-blowing” procedures, approving transactions with related persons and certain other compliance matters.  As noted above, the Audit Committee is currently comprised of Messrs. Vandenberghe, Laisure, and Subin, each a non-employee director, and operates under a written charter which was last amended by our Board on July 29, 2009.  Our Board has determined that all members of the Audit Committee are independent as defined in the NASDAQ Stock Exchange listing standards.

The Audit Committee members are neither professional accountants nor auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules.  The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as the report of management and the opinion thereon of Ernst & Young LLP, Federal-Mogul’s independent registered public accounting firm for the year ended December 31, 2009, regarding Federal-Mogul’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication With Audit Committees) which include, among other items, matters related to the conduct of the audit of Federal-Mogul’s financial statements. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee regarding independence and has discussed with Ernst & Young LLP its independence from Federal-Mogul.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Federal-Mogul’s audited financial statements be included in Federal-Mogul’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and filed with the United States Securities and Exchange Commission on February 23, 2010.

This report is submitted by Messrs. Vandenberghe, Laisure, and Subin, being all of the members of the Audit Committee.

James H. Vandenberghe, Chairman
J. Michael Laisure
Neil S. Subin

Compensation Committee

Messrs. Intrieri, Meister and Schechter are the members of our Compensation Committee.  Our Compensation Committee held seven meetings during the fiscal year ended December 31, 2009.  As discussed above under “Director Independence and Controlled Company Status,” our Compensation Committee does not satisfy NASDAQ’s corporate governance requirements applicable to compensation committees of non-controlled companies and is not comprised of independent directors.

For further information about our processes and procedures for the consideration and determination of executive and director compensation, please see “Summary of Director Compensation” and “Compensation Discussion and Analysis,” below.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during the fiscal year ended December 31, 2009, an officer, former officer or employee of the Company or any of our subsidiaries.  None of our executive officers served as a member of:

•	the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee;
•	the board of directors of another entity, one of whose executive officers served on our Compensation Committee; or
•	the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

Board Oversight of Risk Management

Our Board of Directors, primarily through the Audit and Compensation Committees, oversees the Company’s risk management practices.  Our directors are entitled to rely on management and the advice of the Company’s outside advisors and auditors, but must at all times have a reasonable basis for such reliance.  Our directors rely on the Chief Executive Officer and Chief Financial Officer to supervise the day-to-day risk management, each of whom provide reports directly to the Board of Directors and certain committees, as appropriate.  The Company’s Strategy Board meets on a weekly basis, and risks, threats and risk mitigation plans and philosophies are reported to our Chief Executive Officer and Chief Financial Officer at each meeting.  Any material risks identified by the Strategy Board are communicated to our Audit and Compensation Committees regularly and a formal presentation is made to the Audit Committee on an annual basis.

Board Leadership Structure

Our leadership structure separates the positions of Chairman of the Board, or Chairman, and Chief Executive Officer.  Mr. Carl C. Icahn serves as our Chairman and Mr. José Maria Alapont serves as our Chief Executive Officer.  The division of responsibilities between the Chairman and the Chief Executive Officer is clearly defined.  The Chairman is responsible for organizing the board of directors and setting its agenda and priorities.  The Chairman does not participate in our day-to-day business operations.  Mr. Alapont, as our Chief Executive Officer, is directly charged with running our day-to-day operations and is accountable directly to the Board of Directors, including the Chairman, for our financial and operational performance.  We believe that this leadership structure is appropriate as it enhances our corporate governance and company oversight by clearly delineating responsibilities between the Chief Executive Officer and Chairman.

Stockholder Communications with Directors

Stockholders may contact the Board of Directors of the Company by writing to them c/o Investor Relations, Federal-Mogul Corporation, 26555 Northwestern Highway, Southfield, Michigan 48033.  All communications addressed to the Board of Directors will be delivered to the Board of Directors.  If stockholders desire, they may contact individual members of the Board, our independent directors as a group, or a particular committee of the Board of Directors by appropriately addressing their correspondence to the same address.  In each case, such correspondence will be delivered to the appropriate director(s).

Code of Ethics

The Company has adopted the “Federal-Mogul Corporation Financial Code of Ethics” (“Code of Ethics”), which applies to the Company’s Chief Executive Officer, Chief Financial Officer, Controller and Chief Accounting Officer, other Executive Officers and certain members of the Company’s financial functions. The Code of Ethics is publicly available on the Company’s internet website at www.federalmogul.com.  The Company intends to disclose any change to or waiver of the Code of Ethics, including any implicit waiver, on its internet website, or in a report on Form 8-K.

Director Nominations

Other than the qualities noted in the Director Qualification Section included in Proposal One above, we do not maintain a formal policy with respect to the review of potential nominees to our Board of Directors.   All of our directors participate in the review of potential nominees to our Board of Directors for the qualities noted in the Director Qualification Section above as well as for diversity of experience, education, and talents.  As a result of his control of a majority of our outstanding common stock, Mr. Icahn may control the election of all of the members of our Board of Directors.  Our Board has therefore deemed it appropriate not to form a standing nominating committee because of the influence exercisable by Mr. Icahn in the nomination and in light of Mr. Icahn’s and the Board’s review of potential nominees.

The Board of Directors may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources.  In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.  If a stockholder wishes to recommend a candidate for director for election at the 2011 Annual Meeting of Stockholders, it must follow the procedures described below in “Stockholder Proposals and Recommendations for Director.”

Director Compensation

As described more fully below, the following table summarizes the annual compensation for our non-employee directors during 2009.

2009 Director Compensation

Name	Annual Retainer Fee	Aggregate Meeting Fees	Other		Total
Carl C. Icahn	$0	$0	$260,173	(1)	$260,173	(1)
George Feldenkreis	35,000	14,500	0		49,500
Vincent J. Intrieri	0	0	0		0
J. Michael Laisure	35,000	19,000	0		54,000
Keith A. Meister	0	0	0		0
David S. Schechter	0	0	0		0
Neil S. Subin	35,000	21,000	0		56,000
James H. Vandenberghe	35,000	22,000	20,000	(2)	77,000

(1)
Mr. Icahn, as Chairman of the Board of Federal-Mogul, received compensation in 2009, in the amount of $260,173, representing the incremental cost to Federal-Mogul of his personal use of the Federal-Mogul corporate aircraft.  Mr. Icahn received no other compensation or fees from Federal-Mogul in 2009.  The calculation of incremental cost for personal use of corporate aircraft includes the variable costs incurred as a result of personal flight activity which are comprised of a portion of ongoing maintenance and repairs, aircraft fuel, airport fees, catering, and fees and travel expenses for the flight crew.  The personal use of the corporate aircraft by the Chairman and by the President and Chief Executive Officer was approved by the Board of Directors and the Compensation Committee of Federal-Mogul.

(2)	This amount relates to compensation for serving as the Chairman of the Audit Committee in 2009.

Summary of Director Compensation

In 2009, non-employee directors (except Messrs. Icahn, Intrieri, Meister and Schechter who do not receive fees for serving on the Board) were compensated with an annual retainer of $35,000, $1,500 for each Board meeting attended and $1,000 for each committee meeting attended.  In addition the Chairman of the Audit Committee is paid an additional $20,000 per year.  Directors are also reimbursed for their expenses incurred to attend meetings.

The Company has a policy which governs the use of Company aircraft and provides, among other things, that company aircraft may be used by the Chairman of the Board of Directors and the President and Chief Executive Officer for personal use subject to certain restrictions.  Use of the Company aircraft by the Chairman of the Board for personal travel was contingent upon the Chairman receiving no fees or other compensation for service on the Board of Directors or any committee of the Board of Directors and receipt of a written commitment from the Chairman agreeing not to receive any fees or compensation for such service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of common stock beneficially owned by all persons known by the Company to own beneficially more than 5% of the Company’s common stock, the Company’s directors, the Named Executive Officers, and the directors and officers as a group, as of April 5, 2010. The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

Name and address(1)	Beneficial Ownership(2)		Percent of Class
IEH FM Holdings, LLC	75,241,924	(3)	76.08%
Nineteen Eighty-Nine, LLC	5,864,455	(4)	5.93%
José Maria Alapont	4,000,000	(5)	4.04%
William S. Bowers	—		—
Jean Brunol	—		—
Gérard Chochoy	—		—
Jeff Kaminski	—		—
Carl C. Icahn	75,241,924	(6)	76.01%
George Feldenkreis	60,000		*
Vincent J. Intrieri	—		—
J. Michael Laisure	—		—
Daniel A. Ninivaggi	—		—
Keith A. Meister	—		—
David S. Schechter	—		—
Neil S. Subin	—		—
James H. Vandenberghe	—		—

All Directors and Officers as a group, 25 persons	79,301,924		80.18%

* Represents less than 1% of the outstanding common stock

(1)	Unless otherwise set forth in the following footnotes to the table, the address of each beneficial owner is c/o Federal-Mogul Corporation, 26555 Northwestern Highway, Southfield, Michigan 48033.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes options and warrants that are exercisable within 60 days of April 5, 2010.  Percentages for each beneficial owner are based on [98,904,500] shares outstanding as of the close of business on April 5, 2010. Shares issuable upon exercise of outstanding options and warrants are not deemed outstanding for purposes of computing the percentage ownership of any other person.  Except as indicated in the footnotes to this table, each stockholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite such stockholder’s name.

(3)
Based solely upon information contained in a Schedule 13D filed with the SEC on January 7, 2008, as amended by Amendment No. 1 to the Schedule 13D filed with the SEC on February 27, 2008, Amendment No. 2 to the Schedule 13D filed with the SEC on July 3, 2008 and Amendment No. 3 to the Schedule 13D filed with the SEC on December 3, 2008, IEH FM Holdings LLC, of which Icahn Enterprises Holdings L.P. is the sole member, has sole voting and dispositive power with respect to 75,241,924 shares of Common Stock.  Icahn Enterprises G.P. Inc. is the general partner of Icahn Enterprises Holdings L.P. and Beckton Corp., which is 100% owned by Mr. Icahn, is the sole stockholder of Icahn Enterprises G.P. Inc.  The address for IEH FM Holdings is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601.

(4)
Based solely upon information contained in a Schedule 13D/A filed with the SEC on January 11, 2010, Nineteen Eighty-Nine, LLC (“1989”) states that it has the right to acquire 5,864,455 of the shares of common stock held by IEH FM Holdings, LLC. The address for 1989 is 301 Commerce Street, Suite 3200, Fort Worth, Texas 76102.

(5)	Mr. Alapont holds options to purchase 4,000,000 shares of Common Stock pursuant to the CEO Stock Option Agreement which are currently exercisable.

(6)	Mr. Icahn may be deemed to be the indirect beneficial owner of 75,241,924 shares of Common Stock owned by IEH FM Holdings LLC. See footnote (3) above.

COMPENSATION DISCUSSION AND ANALYSIS
Overview

The Compensation Committee (the "Committee") oversees Federal-Mogul's executive compensation programs. As noted previously in this proxy statement, Federal-Mogul is a “controlled company” under applicable NASDAQ rules and is not required to have a Compensation Committee composed solely of independent directors.  The current members of the Committee are Messrs. Intrieri, Meister and Schechter, all of whom are employees of companies controlled by our Chairman and principal beneficial stockholder, Mr. Carl C. Icahn.

The Company's management and the Committee believe that an executive's total compensation package should attract and retain key leadership to Federal-Mogul and motivate those leaders to perform in the interest of promoting the Company's sustainable global profitable growth in order to create value and satisfaction for our stockholders, customers, and employees.

The Committee reviews and approves the compensation of the Named Executive Officers of the Company. This involves a review of all major compensation elements, including: base salary, annual incentive, long-term incentive, and benefits beyond those normally provided to salaried employees. The Company compensates its executive officers with these elements in order to be competitive in its industry and in the global search for management talent. Each of our major compensation elements is summarized below. The elements are intended to retain and recruit senior leadership with global business experience.

Element:	This element rewards:	Factors that determine the level of this element:	Relationship between elements:
Base Salary	Experience, knowledge, leadership and level of responsibility.	Experience, performance and internal equity with a premium for global experience.	May be adjusted to reflect global skills and market competitive long-term incentives. Other pay elements, such as annual incentives and automobile allowances, are set as a percentage of base salary.

Annual Incentives
Achievement of business goals of Operational EBITDA, Cash Flow Before Interest and Financing, Value Cash Flow, employee  safety, customer service and quality goals,  reduction in sales, general and administrative expenses, and productivity and restructuring.(1)
		Experience, performance, job scope and internal equity.	May be adjusted to achieve a balance between annual and long-term incentives.

Long-Term Incentives	Achievement of business goals of Operational EBITDA, Value Cash Flow, New Business Bookings and Return on Tangible Assets.(1)	Vary by job scope	May be adjusted to achieve a balance between annual and long-term incentives.

Other Benefits (e.g. tax preparation, automobile allowances)	Retention of senior executive leadership.	Job scope and internal equity.	The Company’s compensation philosophy is for salaried employees with similar job scope to have a consistent benefits package.

(1) Capitalized terms are defined below.

The President and Chief Executive Officer is involved in the determination of salary levels for the other Named Executive Officers and the review of their compensation elements with the Committee.  In 2009 the Committee evaluated the Management Incentive Plan (“MIP”) and Management Incentive Plan Uplift (“MIP Uplift”) and concluded that, with the terms described below, the plans continued to properly align executive compensation with Company and stockholder goals.

The Committee receives assistance from the Company's corporate human resources department and may, from time to time, solicit advice from outside consultants in determining compensation amounts and standards. The consultant may perform general compensation and actuarial consulting for the Company.  The Committee has the authority to select legal, compensation, accounting or other consultants as it deems necessary to advise it.

Our executive compensation was benchmarked in 2008 against a comparator group of companies to ensure that it is competitive in the marketplace.  Pay benchmarking, however, is only one of several factors considered in setting target pay levels.  The comparator group of companies is composed of durable-goods manufacturers and Tier 1 automotive suppliers.  The comparator group consisted of 43 companies which were selected by an outside compensation consultant, Towers Perrin (now known as Towers Watson).  The comparator group for the 2008 review is shown in the table below:

Comparator Companies
Alliant Techsystems Inc.	Ingersoll-Rand Co Ltd
American Axle & Manufacturing Holdings Inc.	Itochu International Inc. ITT Corp
Applied Materials Inc.	Johnson Controls Inc.
ArvinMeritor Inc.	L-3 Communications Holdings Inc.
Black & Decker Corp (The)	Lear Corp
Cameron International Corp	Leggett and Platt Inc.
Celestica Inc.	Navistar International Corp
Continental Automotive Systems	Parker Hannifin Corp
Cooper Standard Automotive Inc.	Robert Bosch LLC (U.S. operations)
Cooper Tire & Rubber Co	Rockwell Automation Inc.
Corning Inc.	Rockwell Collins Inc.
Dana Holding Corp	Terex Corp
Delphi Corp	Textron Inc.
Eaton Corp	Thales
FANUC Robotics America Inc.	TI Automotive
Flowserve Corp	Timken Co (The)
Gates Corp	Tower Automotive Holdings USA LLC
Goodrich Corp	Trane Inc.
Harley-Davidson Inc.	Trinity Industries Inc.
Harsco Corp	TRW Automotive Holdings Corp
Hayes Lemmerz International Inc.	Visteon Corp

Towers Watson assessed the market competitiveness of the current compensation levels of the Company's executive officers.  Specifically they reviewed the competitiveness of the base salaries, target annual incentive awards, target long-term incentive awards and target total direct compensation of our executive officers as compared with the comparator group.

Based on the Towers Watson data, the Committee concluded that, in relation to the comparator group of companies, the target total cash compensation (base salaries and annual incentive targets) of Company executive officers is within a competitive range (plus or minus 10%) of the market median.  Long-term incentive compensation of our executive officers is below that of the comparator group.  As a result, total direct compensation of our executive officers is below that of the comparator group.

Towers Watson was retained again by the Committee in 2009 to provide executive compensation, consulting and pension (including other post-employment benefit) actuarial services.  For these services, Towers Watson was paid $16,000 for executive compensation consulting and $443,321 for pension benefit consulting and pension and postemployment benefit actuarial services.  In 2009, Towers Watson’s review confirmed that the conclusions derived from its 2008 benchmark summary continued to be accurate for the Company’s compensation programs in 2009.

Base Salary

The President and Chief Executive Officer's annual base salary is set by his employment agreement at $1,500,000. Other Named Executive Officer base salaries are set by the Committee based upon job scope and skill review. When determining base salaries for the Named Executive Officers, the Company and the Committee look to the degree of experience and talent the executive brings to the Company. As a global original equipment and replacement parts manufacturer and distributor, the Company actively recruits and seeks to hire executives with significant multi-national and multi-lingual expertise.

On January 1, 2009 Mr. Kaminski’s base salary was increased to $400,000. The base salaries of the other Named Executive Officers did not change from their 2008 levels.

Annual and Long-Term Incentives: MIP and MIP Uplift

All of the Named Executive Officers and approximately 1,600 salaried employees globally participate in an annual incentive program called the Management Incentive Plan or "MIP".  In addition, all of the Named Executive Officers and approximately 250 salaried employees globally participate in the MIP Uplift.

The key objective of the MIP was to incentivize management to generate sustainable global profitable growth as measured by:

1.
Operational EBITDA, which is defined as earnings before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 related reorganization expenses, gains or losses on the sales of businesses, and the non-cash expense relating to U.S. based funded pension plans.

2.
Cash Flow Before Interest and Financing, which is defined as net cash provided by operating activities less net cash used by investing before the deduction of interest paid, net of interest received per the Form 10-K statement of cash flows, and notes to the accounts.

3.	Value Cash Flow, which is defined as Operational EBITDA less capital spending.
4.	Productivity and Restructuring, which is measured by non-volume related cost changes as reported in the Form 10-K.
5.	Sales, General and Administrative, which is measured by level of SG&A reductions outlined in the budget.
6.
Employee Safety and Quality, which is defined as: i) achievement of world class safety standards as measured by incident rates within our facilities; and ii) achievement of world class quality standards as measured by defects per million parts.

As outlined in the tables below, Operational EBITDA and Cash Flow Before Interest and Financing were measured at a corporate level for Messrs. Alapont, Kaminski, Bowers, Brunol and Chochoy.  Performance objectives for the MIP are recommended by management and reviewed and approved by the Committee for all Named Executive Officers.

The key objective in 2009 of the MIP Uplift plan was also to incentivize management to generate sustainable global profitable growth as measured by four objectives:

1.	Operational EBITDA, as defined above.
2.	Value Cash Flow, as defined above.

3.	New Business Bookings, which is defined as the total dollar value over the program life of newly awarded future business in 2009.
4.
Return on Tangible Assets, which is defined as:  defined as Operational EBITDA (as defined above) for the year divided by average Assets over five most recent quarters.  "Assets" is defined as total assets per the consolidated balance sheet excluding intangible assets, cash and equivalents.

Long-Term Incentives: Mr. Alapont's Stock Option Grant

Federal-Mogul Corporation, a Michigan corporation and the predecessor company prior to the Company's emergence from bankruptcy (the “Predecessor Company”), on February 2, 2005 entered into a five-year employment agreement with José Maria Alapont, effective March 23, 2005, whereby Mr. Alapont was appointed as the  Predecessor Company’s president and chief executive officer. In connection with this agreement, it was agreed that the Company would grant to Mr. Alapont stock options equal to at least 4% of the value of the Company at the reorganization date (the “Employment Agreement Options”). The Employment Agreement Options were to vest ratably over the life of the employment agreement, such that one fifth of the Employment Agreement Options would vest on each anniversary of the employment agreement effective date.

Additionally, one-half of the Employment Agreement Options had an additional feature allowing for the exchange of one half of the options for shares of stock of the Company, at the exchange equivalent of four options for one share of common stock. The Employment Agreement Options without the exchange feature are referred to herein as “plain vanilla options” and those Employment Agreement Options with the exchange feature are referred to as “options with exchange.”

The Company on December 27, 2007 (the “Effective Date”) and in accordance with the Fourth Amended Joint Plan of Reorganization for Debtors and Debtors-in-Possession (as Modified) (the “Plan of Reorganization”) granted to Mr. Alapont stock options to purchase 4,000,000 shares of common stock at an exercise price of $19.50 (the “Granted Options”).  Pursuant to the Stock Option Agreement dated as of December 27, 2007 between the Company and Mr. Alapont (the “Initial CEO Stock Option Agreement”), the Granted Options did not have an exchange feature. In lieu of “options with exchange” under the Employment Agreement Options, the Successor Company entered into a deferred compensation agreement with Mr. Alapont intended to be the economic equivalent of the options with exchange.  Under the terms of this deferred compensation agreement, Mr. Alapont is entitled to certain distributions of common stock, or, at the election of Mr. Alapont, certain distributions of cash upon certain events as set forth in the Deferred Compensation Agreement dated as of December 27, 2007 between the Company and Mr. Alapont. The amount of the distributions shall be equal to the fair value of 500,000 shares of common stock, subject to certain adjustments and offsets, determined as of the first to occur of (1) the date on which Mr. Alapont’s employment with the Company terminates, (2) March 23, 2010, the date on which Mr. Alapont’s employment agreement with the Company expires, (3) Mr. Alapont’s death, (4) the date Mr. Alapont becomes disabled (as defined for purposes of Section 409A of the Internal Revenue Code), (5) at the election of Mr. Alapont, a change in control (as defined for purposes of Section 409A of the Internal Revenue Code), or (6) the occurrence of an unforeseeable emergency (as defined for purposes of Section 409A of the Internal Revenue Code).

The Company on February 14, 2008, entered into Amendment No. 1 to the Initial CEO Stock Option Agreement, dated as of February 14, 2008 (the “Amendment”). Pursuant to the Amendment, the exercise price for the option was increased to $29.75 per share.  The Initial CEO Stock Option Agreement as amended was cancelled on February 15, 2008, by mutual written agreement of the Company and Mr. Alapont.  On February 15, 2008, subject to obtaining the approval of the Company’s stockholders, the Company entered into a new Stock Option Agreement with Mr. Alapont dated as of February 15, 2008 (the “New CEO Stock Option Agreement”). The New CEO Stock Option Agreement grants Mr. Alapont a non-transferable, non-qualified option (the “CEO Option”) to purchase up to 4,000,000 shares of the Company’s common stock subject to the terms and conditions described below. The exercise price for the CEO Option is $19.50 per share, which is at least equal to the fair market value of a share of the Company’s common stock on the date of grant of the CEO Option.  In no event may the CEO Option be exercised, in whole or in part, after December 27, 2014.  The New CEO Stock Option Agreement provides for vesting as follows: 40% of the shares of common stock subject to the Option were vested at the time of the grant, an additional 20% of the shares of common stock subject to the Option vested on each of March 23, 2008, March 23, 2009, and March 23, 2010.  The CEO Option is now fully vested.  These transactions were undertaken to comply with Internal Revenue Code Section 409A in connection with the implementation of Mr. Alapont’s employment agreement. The grant of the CEO Option was approved by the Company’s shareholders effective July 28, 2008 to comply with Internal Revenue Code Section 162(m).

On March 23, 2010, we amended and restated the CEO Option (the “Restated Stock Option Agreement”) to clarify certain provisions.  The Restated Option Agreement also provides that the Company, acting through the Committee, has the right in connection with any exercise of the CEO Option, to cash out all or part of the portion of the shares of  common stock for which the CEO Option is being exercised by paying Mr. Alapont an amount in cash equal to the excess of the fair market value of the common stock, determined as of the date of exercise of the CEO Option, over the option exercise price times the number of shares of common stock for which the CEO Option is being exercised on such exercise date (“Cash Out Right”).  If the Committee does not exercise in whole the Cash Out Right within one business day of receipt of notice of exercise of the CEO Option, then the CEO Option (or portion thereof) shall have been exercised in the amount and manner specified in such notice.

The main assumptions and related option-pricing models used by the Company along with the accounting expense information are reported in Footnote 20 in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Other Benefits

The Named Executive Officers participate in various U.S. and non-U.S. benefit programs as described below.

Retirement Plans

The Company maintains certain retirement benefit plans for all U.S.-based salaried employees, including a defined benefit pension plan and a 401(k) plan. In addition, the Company maintains certain retirement benefit plans for all salaried employees in a particular country.  The Company also provides the plans listed below to key executive officers to recruit and retain professional and executive talent.  In addition, these retirement plans provide income security to long serving executives.  We believe these programs to be reasonable and appropriate in light of competitive practices and our executives’ total compensation program. None of the plans described in the table below are U.S. tax-qualified plans.

Retirement Plan	Eligible Participants	Plan Benefit
Personal Retirement Account Supplemental Executive Retirement Plan (“PRA SERP”)
Employees who exceed U.S. mandated compensation limit for tax-qualified plans, including Mr. Alapont, Mr. Kaminski and Mr. Bowers.  As of January 1, 2009 Mr. Alapont ceased to accrue further credits under this plan.
Annual credits range from 1.5% to 9.0% of eligible earnings above the $245,000 government compensation limit for tax-qualified plans plus interest.

Key Executive Pension Plan (“KEY Plan”)	Mr. Alapont
This plan accrues for a target income replacement level from all Company sponsored plans of up to a maximum of 50% of final average income assuming the executive has attained age 62 and assuming he has earned 20 years of benefit service. The benefit is reduced for retirement earlier than age 62 as described in the KEY Plan.

French executive defined benefit plan (“Retraite Additive”)	Senior French executives, including Mr. Brunol and Mr. Chochoy.	This plan accrues for a target income replacement of 5% of final average eligible compensation, regardless of years of service.

Retirement Plan	Eligible Participants	Plan Benefit
French executive defined contribution plan (“Retraite Entreprises”)	Senior French executives, including Mr. Brunol and Mr. Chochoy.	The Company contributes 5% of eligible compensation to an individual investment account. Payout is in the form of a quarterly pension.

Other Benefit Plans and Practices

The Named Executive Officers participate in benefits provided to other salaried employees in their resident countries such as medical, prescription drug and dental coverage, life insurance and disability insurance. Additional programs such as a benefit allowance, automobile allowance, tax preparation allowance and added liability insurance are noted following the Summary Compensation Table.

The Company offers a 401(k) plan for U.S.-based employees.  The 401(k) plan provides that the Company matches 25% of the first 8% of the employee's annual compensation contributed to the 401(k) plan.  Due to U.S. compensation limits some executives do not receive the full benefit of the Company match on their 401(k) contributions in any calendar year.  In these situations the amount of the benefit shortfall is calculated annually and paid directly to the executive as ordinary income.  This payment is called the 401(k) excess payment, and is made between January 1 and March 15 of the following year.

Policy regarding 162(m) Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the tax deductibility of annual compensation paid to senior executives to $1,000,000. However, performance based compensation can be excluded from the limit so long as it meets certain requirements.  Other than the CEO Option granted to Mr. Alapont, Federal-Mogul's incentive plans are not specifically designed to qualify under Section 162(m).

Compensation Committee Report

The Compensation Committee of Federal-Mogul Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Vincent J. Intrieri, Chairman
Keith A. Meister
David S. Schechter

The following table lists the major compensation items for the Named Executive Officers.

Summary Compensation Table

(a)	(b)	(c)	(d)	(f)	(g)		(h)		(i)		(j)

							Change in
							Pension Value
							and
							Nonqualified-
					Non-Equity		Deferred
NAME AND PRINCIPAL				Option	Incentive Plan		Compensation		All Other
POSITION	Year	Salary	Bonus	Awards	Compensation		Earnings		Compensation		Total

José Maria Alapont	2009	1,500,000	-	-	(1)	2,334,252	(2)	7,190,432	(3)	200,727	11,225,411
President and	2008	1,500,000		33,700,000		3,075,000		5,413,108		190,763	43,878,871
Chief Executive Officer	2007	1,500,000	-			2,377,500		3,487,069		224,675	7,589,244

Jeff Kaminski	2009	400,000	-	-	(4)	350,084	(5)	66,183	(6)	35,723	851,990
Senior Vice President and	2008	329,462				367,850		33,229		29,771	760,312
Chief Financial Officer

William S. Bowers	2009	400,000	-	-	(7)	350,084	(8)	79,353	(9)	27,256	856,693
Senior Vice President,	2008	400,000	-	-		454,000		67,676		39,879	961,555
Sales and Marketing	2007	400,000				460,000		65,280		41,291	966,571

Jean Brunol	2009	556,320	-	-	(10)	479,213	(11)	215,836	(12)	47,394	1,298,761
Senior Vice President,	2008	585,680				564,083		214,344		47,235	1,411,342
Business and Operations Strategy	2007	548,360	-	-		608,405		196,009		103,269	1,456,043

Gérard Chochoy	2009	452,010	-	-	(13)	309,810	(14)	114,622	(15)	165,514	1,041,956
Senior Vice President	2008	475,865				402,082		85,630		171,443	1,135,020
Powertrain Sealing and Bearings

(1)
Mr. Alapont participates in the MIP and the MIP Uplift. The amount in column (g) reflects a payout level of 87% for the MIP and 45.8% for the MIP Uplift.  As described below, 50% of the MIP Uplift for 2009 was payable in stock appreciation rights granted in 2010 under the 2010 Stock  Incentive Plan, subject to stockholder approval of the 2010 Stock Incentive Plan.  The 2008 amount in column (g) reflects a payout level of 97% for the MIP and 72% for the MIP Uplift.  For 2007 it reflects a payout level of 106% for the MIP and 105% for the MIP Uplift.  The objectives, results, and payout levels are detailed in the Incentive Payout Chart below.

(2)
The amount in Column (h) reflects Mr. Alapont’s participation in the personal retirement account (the "PRA") and the personal retirement account supplemental executive retirement plan (the "PRA SERP"). As detailed in his employment contract, Mr. Alapont also participates in a key executive pension plan (the "KEY Plan"). Payments from the KEY Plan are offset by benefits under the PRA, the PRA SERP and any pension benefits received from prior employers. Under the KEY Plan, Mr. Alapont receives four years of credited service for each year of employment with the Company up to a maximum of 20 years of credited service.  Beginning January 1, 2009, Mr. Alapont no longer receives annual credits under the PRA SERP.

(3)
The amount in Column (i) reflects the following: a benefit allowance of $90,000; the 401(k) plan Company match; the 401(k) plan excess payment; the cost of tax preparation services; life insurance premiums, the cost of umbrella liability coverage; inclusion of spouse on business trips on the corporate aircraft and taxable security benefits. The Company 401(k) plan excess payment is described above. The amount in column (i) also reflects tax reimbursement payments of $74,171.

(4)
Mr. Kaminski participates in the MIP and the MIP Uplift. The amount in column (g) reflects a payout level of 76% for the MIP and 45.8% for the MIP Uplift.  As described below, 50% of the MIP Uplift for 2009 was payable in stock appreciation rights granted in 2010 under the 2010 Stock Incentive Plan, subject to stockholder approval of the 2010 Stock Incentive Plan.  The 2008 amount in Column (g) reflects a payout level of 73% for the MIP and 72% for the MIP Uplift.  The objectives, results, and payout levels are detailed in the Incentive Payout Chart below.

(5)	The amount in Column (h) reflects Mr. Kaminski’s participation in the PRA and the PRA SERP.
(6)
The amount in Column (i) reflects the following: an automobile allowance equivalent to 4% of his annual salary; the 401(k) plan Company match; the 401(k) plan excess payment; the cost of tax preparation services; life insurance premiums; and the cost of umbrella liability coverage. The amount in column (i) also reflects tax reimbursement payments of $2,447.

(7)
Mr. Bowers participates in the MIP and the MIP Uplift. The amount in column (g) reflects a payout level of 76% for the MIP and 45.8% for the MIP Uplift. As described below, 50% of the MIP Uplift for 2009 was payable in stock appreciation rights granted in 2010 under the 2010 Stock Incentive Plan, subject to stockholder approval of the 2010 Stock Incentive Plan.  The 2008 amount in Column (g) reflects a payout level of 85% for the MIP and 72% for the MIP Uplift.  The 2007 amount in Column (g) reflects a payout level of 112% for the MIP and 105% for the MIP Uplift. The objectives, results, and payout levels are detailed in the Incentive Payout Chart below.

(8)	The amount in Column (h) reflects Mr. Bowers’ participation in the PRA and the PRA SERP.
(9)
The amount in Column (i) reflects the following: an automobile allowance equivalent to 4% of his annual salary; the 401(k) plan Company match; the cost of tax preparation services; life insurance premiums; and the cost of umbrella liability coverage. The amount in column (i) also reflects tax reimbursement payments of $1,327.

(10)
Mr. Brunol resides in France and is paid 400,000 Euro annually. For consistency, we show the U.S. dollar equivalent salary using the average Euro-U.S. dollar exchange rate for 2009 of 1.3908, 1.4642 for 2008, and 1.3709 for 2007.  Mr. Brunol participates in the MIP and the MIP Uplift.  The 2009 amount in Column (g) reflects a payout level of 76% for the MIP and 45.8% for the MIP Uplift.  The U.S. dollar equivalent for the 2009 incentive plans is shown using a Euro-U.S. dollar exchange rate of 1.36885 which is the rate used when the incentive awards were calculated. As described below, 50% of the MIP Uplift for 2009 was payable in stock appreciation rights granted in 2010 under the 2010 Stock Incentive Plan, subject to stockholder approval of the 2010 Stock Incentive Plan.  The 2008 amount in Column (g) reflects a payout level of 80% for the MIP and 72% for the MIP Uplift. The 2007 amount in Column (g) reflects a payout level of 106% for the MIP and 105% in the MIP Uplift. The objectives, results, and payout levels are detailed in the Incentive Payout Chart below.

(11)
The amount in Column (h) reflects Mr. Brunol’s participation in a mandatory benefit for those working in France and a Company sponsored pension plan in France intended to supplement aspects of the French social security system.  The amount in Column (h) represents the change in the actuarial present value of Mr. Brunol’s accumulated benefit between December 31, 2009 and December 31, 2008 determined using a Euro-U.S. dollar exchange rate of 1.4332 for December 31, 2009, 1.4057 for December 31, 2008 and 1.4627 for December 31, 2007.

(12)
The amount in Column (i) reflects the cost of operating a company vehicle provided to Mr. Brunol in France of $27,176, Company contributions to the French defined contribution plan for Mr. Brunol, and the cost of umbrella liability coverage.

(13)
Mr. Chochoy is a French citizen who resides in Germany and is paid 325,000 Euro annually. For consistency, we show the U.S. dollar equivalent using the average Euro-U.S. dollar exchange rate for 2009 of 1.3908, 1.4642 for 2008, and 1.3709 for 2007.  Mr. Chochoy participates in the MIP and the MIP Uplift. The 2009 amount in Column (g) reflects a payout level of 62% for the MIP and 45.8% for the MIP Uplift.  The U.S. dollar equivalent for the 2009 incentive plans is shown using a Euro-U.S. dollar exchange rate of 1.36885 which is the rate used when the incentive awards were calculated.  As described below, 50% of the MIP Uplift for 2009 was payable in stock appreciation rights granted in 2010 under the 2010 Stock Incentive Plan, subject to stockholder approval of the 2010 Stock Incentive Plan.  The 2008 amount in Column (g) reflects a payout level of 60% for the MIP and 72% for the MIP Uplift.  The objectives, results, and payout levels are detailed in the Incentive Payout Chart below.

(14)
The amount in Column (h) reflects Mr. Chochoy’s participation in a Company sponsored pension plan in France intended to supplement aspects of the French social security system.  The amount in Column (h) reflects the change in the actuarial present value of Mr. Chochoy’s accumulated benefit between December 31, 2009 and December 31, 2008 determined using a Euro-U.S. dollar exchange rate of 1.4332 for December 31, 2009 and 1.4057 for December 31, 2008.

(15)
With respect to the amount in Column (i), it reflects the cost of the following:  contributions to the French social security system of $79,283, housing and living assistance of $45,896, Company contributions to the French defined contribution plan for Mr. Chochoy, the cost of operating a company vehicle provided to Mr. Chochoy in Germany, the cost of tax preparation services and the cost of umbrella liability coverage.

The following table outlines the ranges of potential payout for the MIP and MIP Uplift for the period January 1, 2009 through December 31, 2009.  Mr. Brunol and Mr. Chochoy are paid in Euros.  The amounts below reflect the average Euro-U.S. dollar exchange rate for 2009 of 1.3908.

Grants of Plan Based Awards

			Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Awards
Name	Type of Award	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
José Maria Alapont	Annual Incentive Awards	January 1, 2009	$2,250,000	$3,750,000	$7,500,000	$1,125,000	$2,250,000	$4,500,000
Jeff Kaminski	Annual Incentive Awards	January 1, 2009	$290,000	$580,000	$1,160,000	$150,000	$300,000	$600,000
William S. Bowers	Annual Incentive Awards	January 1, 2009	$290,000	$580,000	$1,160,000	$150,000	$300,000	$600,000
Jean Brunol	Annual Incentive Awards	January 1, 2009	$403,332	$806,664	$1,613,328	$208,620	$417,240	$834,480
Gérard Chochoy	Annual Incentive Awards	January 1, 2009	$288,156	$576,313	$1,152,626	$129,953	$259,906	$519,812

The MIP and the MIP Uplift are based upon the same performance period (January 1 to December 31, 2009) and are described below.  The amounts set forth in the Estimated Future Payments Under Non-Equity Incentive Plan Awards above reflect the values for the MIP and the cash portion of the MIP Uplift.  Mr. Brunol and Mr. Chochoy are paid in Euros.  The amounts below reflect a Euro-U.S. dollar exchange rate of 1.36885 which was the rate used when incentive payouts were calculated.

Incentive Payout
Amounts Awarded Under 2009 MIP and MIP Uplift
Name	MIP	MIP Uplift(1)
José Maria Alapont	$1,304,145	$2,060,215
Jeff Kaminski	$212,736	$274,695
William S. Bowers	$212,736	$274,695
Jean Brunol	$291,204	$376,017
Gérard Chochoy	$192,697	$234,227

(1)
As described below, the MIP Uplift awards for 2009 were payable 50% in cash and 50% in Stock Appreciation Rights (“SARs”) granted under the 2010 Stock Incentive Plan.  The SARs are subject to stockholder approval of the 2010 Stock Incentive Plan.  The amounts shown for the MIP Uplift in the column above reflect the cash portion of the MIP Uplift and the fair value of the amount paid in SARs.  Subject to stockholder approval of the 2010 Federal-Mogul Stock Incentive Plan (as proposed in this proxy statement), the SARs granted in 2010 for services rendered in 2009  will be reflected in the Summary Compensation Table and Grant of Plan Based Awards Table of the Company’s 2011 proxy statement.

MIP and 2009 Payout

Under the terms of the MIP, a participant may receive an incentive within a range of 0% to 200% of his or her target incentive award depending on achievement of the objectives as defined in the MIP plan for that participant.

MIP target incentive awards are set as a percentage of the participant's salary and vary based on the participant's level within the organization.  Certain terms of Mr. Alapont's payout minimum, maximum and curve under the MIP are described in his employment agreement.  The MIP payout minimums, maximums and curve for all other participants are:

1.	Below 75% achievement of an objective results in a zero payout for that objective.
2.	75% achievement of an individual objective results in a 50% payout for that objective.
3.	Achievement between 75% and 100% results in increases to payout along a straight line curve.
4.	Achievement of 100% results in a 100% payout.
5.	Achievement above 100% but below 125% results in increases to payout along a straight line curve.
6.	Achievement 125% or greater of an individual objective results in a 200% payout for that objective, which is the maximum allowed payout.

Payment under the MIP is not made until approved by the Committee.  The President and Chief Executive Officer makes recommendations to the Committee related to the payouts for the other Named Executive Officers and the Committee determines the payout for the President and Chief Executive Officer.

Mr. Alapont

Objective	Corporate Operational EBITDA (adjusted)	Cash Flow before Interest and Financing	Value Cash Flow	SG&A Reduction	Worker Safety and Quality	Subtotal	Payout Modification (required to meet targets)	Total
Weighting of Objectives	40%	20%	20%	10%	10%	100%	N/A	100%
Achieved in 2009	75%	186%	76%	104%	107%	N/A	N/A	N/A
Payout Level for 2009	75%	200%	76%	116%	128%	110%	-23%	87%

The MIP target incentive award for Mr. Alapont is 100% of his base annual salary.  Mr. Alapont's payout minimum, maximum and curve under the MIP are described in his employment agreement and the MIP Plan outline.  For purposes of determining payment under the MIP for 2009, Corporate Operational EBITDA was adjusted and the total payout was modified for certain items beyond management’s control.  This resulted in an incentive payment for 2009 of 87% of his MIP target incentive award.

Mr. Kaminski

Objective	Corporate Operational EBITDA (adjusted)	Cash Flow before Interest and Financing	Value Cash Flow	SG&A Reduction	Worker Safety and Quality	Subtotal	Payout Modification (required to meet targets)	Total
Weighting of Objectives	40%	20%	20%	10%	10%	100%	N/A	100%
Achieved in 2009	75%	186%	76%	104%	107%	N/A	N/A	N/A
Payout Level for 2009	50%	200%	52%	116%	128%	95%	-19%	76%

The MIP target incentive award for Mr. Kaminski is 70% of his base annual salary.  For purposes of determining payment under the MIP for 2009, Corporate Operational EBITDA was adjusted and the total payout was modified for certain items beyond management’s control.  This resulted in an incentive payment for 2009 of 76% of his MIP target incentive award.

Mr. Bowers

Objective	Corporate Operational EBITDA (adjusted)	Cash Flow before Interest and Financing	Value Cash Flow	SG&A Reduction	Worker Safety and Quality	Subtotal	Payout Modification (required to meet targets)	Total
Weighting of Objectives	40%	20%	20%	10%	10%	100%	N/A	100%
Achieved in 2009	75%	186%	76%	104%	107%	N/A	N/A	N/A
Payout Level for 2009	50%	200%	52%	116%	128%	95%	-19%	76%

The MIP target incentive award for Mr. Bowers is 70% of his base annual salary.   For purposes of determining payment under the MIP for 2009, Corporate Operational EBITDA was adjusted and the total payout was modified for certain items beyond management’s control.  This resulted in an incentive payment for 2009 of 76% of his MIP target incentive award.

Mr. Brunol

Objective	Corporate Operational EBITDA (adjusted)	Cash Flow before Interest and Financing	Value Cash Flow	SG&A Reduction	Worker Safety and Quality	Subtotal	Payout Modification (required to meet targets)	Total
Weighting of Objectives	40%	20%	20%	10%	10%	100%	N/A	100%
Achieved in 2009	75%	186%	76%	104%	107%	N/A	N/A	N/A
Payout Level for 2009	50%	200%	52%	116%	128%	95%	-19%	76%

The MIP target incentive award for Mr. Brunol is 70% of his base annual salary.  For purposes of determining payment under the MIP for 2009, Corporate Operational EBITDA was adjusted and the total payout was modified for certain items beyond management’s control.  This resulted in an incentive payment for 2009 of 76% of his MIP target incentive award.

Mr. Chochoy

Objective	Corporate Operational EBITDA (adjusted)	Cash Flow before Interest and Financing	Business Unit Value Cash Flow	Productivity	SG&A Reduction	Worker Safety, Quality and Service – Combined	Sub- Total	Payout Modification (required to meet targets)	Total
Weighting of Objectives	40%	20%	20%	5%	5%	10%	100%	N/A	100%
Achieved in 2009	75%	186%	0%	47%	113%	101%	N/A	N/A	N/A
Payout Level for 2009	50%	200%	0%	0%	152%	106%	79%	-17%	62%

Other than the Corporate Operational EBITDA and Cash Flow before Interest and Financing, all other metrics for Mr. Chochoy are calculated on the basis of his Business Unit performance.  The MIP target incentive award for Mr. Chochoy is 70% of his base annual salary.  For purposes of determining payment under the MIP for 2009, Corporate Operational EBITDA was adjusted and the total payout was modified for certain items beyond management’s control.  This resulted in an incentive payment for 2009 of 62% of his MIP target incentive award.

MIP Uplift

The MIP Uplift provides for a target incentive award to participants which varies based on the individual's level within the organization and job scope.  The MIP Uplift payout schedule and payout curve is within a range of 0% to 200% of the target incentive award and is described below.  Mr. Alapont's MIP Uplift target incentive award was 300% of his base annual salary and the MIP Uplift target incentive award for Mr. Kaminski, Mr. Bowers and Mr. Brunol was 150% of base salary.  Mr. Chochoy’s target was 115% of base annual salary. The target incentive awards were selected to bring the total compensation of each participant closer to the median total compensation of executive officers at the comparator group of companies.

The objectives of the MIP Uplift (Operational EBITDA, Value Cash Flow, New Business Bookings, and Return on Tangible Assets) are the same for all participants.  These objectives were selected to promote long-term sustainable global profitable growth.  Objectives are based on 2009 targets and are measured independently of each other.  The Committee establishes the actual incentive payout for all participants under the MIP Uplift.

Once the achieved MIP Uplift payout amount is approved by the Committee, one half of the achieved MIP Uplift payout amount is payable in cash.  Of the cash amount, two-thirds is paid to the participant and one-third is deferred to the next calendar year.  With respect to amounts earned in 2009, the one-third deferred amount will be paid prior to March 15, 2011.  The second half of the achieved MIP Uplift payout amount was converted to Stock Appreciation Rights (SARs).  The number of SARs granted to each participant is determined by dividing one half of the MIP Uplift payout by the value of a SAR using the Black Scholes formula on the date of the award.  The SARs are subject to stockholder approval of the 2010 Federal-Mogul Stock Incentive Plan at the 2010 annual stockholders meeting and, if the plan is approved, the SARs vest over three years: one third on February 22, 2011; one third on February 22, 2012; and the final one third on February 22, 2013.  The payout curve for the MIP Uplift is:

1.	Below 75% achievement of an objective results in a zero payout for that objective.
2.	75% achievement of an individual objective results in a 50% payout for that objective.
3.	Achievement between 75% and 100% results in increases to payout along a straight line curve.
4.	Achievement of 100% results in a 100% payout.
5.	Achievement above 100% but below 125% results in increases to payout along a straight line curve.
6.	Achievement of 125% or greater of an individual objective results in a 200% payout for that objective, which is the maximum allowed payout.

2009 MIP Uplift Objectives and Calculation (All Named Executive Officers)

Objective	Corporate Operational EBITDA (adjusted)	Corporate Value Cash Flow	New Business Bookings	Return on Tangible Assets	Subtotal	Payout Modification (required to meet targets)	Total
Objectives for All Named Executive Officers	25%	25%	25%	25%	100%	N/A	100%
Achieved in 2009	75%	76%	102%	77%	N/A	N/A	N/A
Payout for 2009	50%	52%	108%	54%	66%	-20.2%	45.8%

For purposes of determining payment under the MIP for 2009, Corporate Operational EBITDA was adjusted and the total payout was modified for certain items beyond management’s control.  This resulted in an incentive payment for 2009 of 45.8% of the Named Executive Officer’s MIP Uplift target incentive award.

The following table sets forth information concerning outstanding stock options held by one or more Named Executive Officers as of December 31, 2009.

2009 Outstanding Equity Awards at Fiscal Year End
Option Awards Stock Awards

Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock that Have Not Vested (#)(3)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)
José Maria Alapont	2/15/08	3,200,000	800,000	$19.50	12/27/2014	N/A	N/A

(1)
A grant of options to purchase 4 million shares of Common Stock was made on December 27, 2007. This option was repriced on February 14, 2008 to an exercise price of $29.75 per share. The December 27, 2007 option, as amended, was cancelled on February 15, 2008. A new grant, the CEO Option, was made on February 15, 2008 at an option exercise price of $19.50. These transactions were undertaken to comply with Internal Revenue Code Section 409A in connection with the implementation of Mr. Alapont’s employment agreement. The grant of the CEO Option was approved by the Company’s stockholders effective July 28, 2008

(2)	In no event may the CEO Option be exercised, in whole or in part, after December 27, 2014.
(3)	No awards of stock or stock units were made in 2009.

Pension Benefits

The following table outlines the pension programs in which the Named Executive Officers participate. Some cover all salaried employees of the location or country in which they are based and some programs involve additional benefits intended to retain executive talent.

Name	Plan	Number of Years of Credited Service	Present Value of Accumulated Benefits(1)	Payments During Last Fiscal Year
José Maria Alapont	Personal Retirement Account (PRA) (2)	4.8	$99,037
	Personal Retirement Account Supplemental Executive Retirement Plan (PRA SERP) (3)	4.8	$1,108,213
	Key Executive Pension Plan (KEY) (4)	19.3	$21,350,705
Jeff Kaminski	Personal Retirement Account (PRA)	20.4	$101,319
	Personal Retirement Account Supplemental Executive Retirement Plan (PRA SERP)	20.4	$134,570
William Bowers	Personal Retirement Account (PRA)	3.9	$75,129
	Personal Retirement Account Supplemental Executive Retirement Plan (PRA SERP)	3.9	$161,867
Jean Brunol	French Executive Pension Plan (Retraite Additive) (5)	4.7	$731,817
	French Retirement Indemnity (a mandatory benefit)	4.7	$61,228
Gérard Chochoy	French Executive Pension Plan (Retraite Additive) (5)	1.8	$265,828

(1)
The present value of accumulated benefits was determined using the discount rate, mortality assumptions, interest crediting rate, and December 31, 2009 measurement date used by the Company for financial reporting purposes in footnote 14 of item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2009.  The benefits were assumed to be payable at normal retirement ages or such earlier ages at which the executives could commence an unreduced retirement benefit.  Currently Mr. Alapont has the right to commence benefits under early retirement provisions of his pension plans.  Pension benefits for Messrs. Brunol and Chochoy are denominated in Euros. The present value of their accumulated benefits reflects a Euro-U.S. Dollar exchange rate of 1.4332 which was the rate in effect as of December 31, 2009.

(2)	Personal Retirement Account (“PRA”)

The PRA is a defined benefit pension plan that covers all salaried employees in the United States. Annual credits are made on behalf of the employee based on the employee's age and eligible compensation is limited to the amount permitted under government regulations ($245,000 in 2009, $230,000 in 2008 and $225,000 in 2007). Interest is also credited each year to the benefit based on U.S. government bond rates. Under the PRA, benefits are payable upon retirement to employees in the form of a lump sum or monthly annuity, at the employee’s election. Accrued pension benefits for participants are expressed as an account balance.

PRA benefits are vested based on a three-year cliff schedule. Amounts credited under the PRA in 2009 for the eligible Named Executive Officers are detailed in the Summary Compensation Table and its footnotes.

(3)	Supplemental Executive Retirement Account (“PRA SERP”)

To make up for benefits lost due to the U.S. government cap on compensation eligible for tax-qualified plans, the Company also maintains the PRA SERP, which pays additional pension benefits that would be paid under the PRA if the U.S. federal limits were not in effect. The PRA SERP is a non-qualified defined benefit pension plan. Under the PRA SERP, benefits are payable upon retirement to certain U.S. based executives in the form of a lump sum. Earnings are defined as an employee’s base salary plus overtime, commissions, incentive compensation, sales incentives and other variable compensation in excess of ($245,000 in 2009, $230,000 in 2008, $225,000 in 2007).

Benefits are vested based upon attainment of age 55 and satisfying a five-year cliff-vesting schedule. Amounts credited under the PRA SERP for the eligible Named Executive Officers are detailed in the Summary Compensation Table under column (h).

(4)	Key Executive Pension Plan (“KEY Plan”)

The KEY Plan is non-tax qualified pension plan, the purpose of which is to provide a competitive pension benefit for Mr. Alapont.

The KEY Plan targets a pension benefit equal to 50% of an executive’s average compensation for the highest consecutive three-year period of the last five years service.   Notwithstanding this provision, pursuant to the terms of Mr. Alapont’s Second Amended and Restated Employment Agreement dated as of March 23, 2010, the five year period for determining the average compensation will be the five years ending March 23, 2010.  In order to receive the maximum KEY benefit, an executive must attain 20 years of service and be at least age 62 upon retirement. A reduced benefit will be paid to executives who have not attained these minimal levels. The target benefit is calculated by taking into account benefits paid under the Company’s PRA, PRA SERP and certain predecessor plans.  Compensation used for the Key Plan formula includes base salary and incentive compensation.

The KEY Plan grants credit for all years of pension service with the Company up to a combined maximum of 20 years of service. The Key Plan provides four years of pension service for every year of service with the Company. As of December 31, 2009, Mr. Alapont has 19.3 years of credited service under the KEY Plan.  He has subsequently attained 20 years of credited service under the KEY Plan, entitling him to early retirement benefits.

Amounts credited under the Key Plan for Mr. Alapont are detailed in the Summary Compensation Table under column (h).

(5)	French Executive Pension Plans

Retirement annuities are the most common form of employee benefit liabilities in France. The benefit structure is mandated in the French Labor Code, covers all employees, and can be supplemented by company agreement or voluntary payments. The benefit is an annuity. The Company provides certain senior French executives with two additional retirement plans: a defined benefit plan and a defined contribution plan. The purpose of these plans is to provide a pension benefit for a limited number of senior executives that is competitive with pension benefits provided to senior executives at many major French companies. Mr. Brunol and Mr. Chochoy are the only Named Executive Officers who participate in these plans.

a.  French Defined Benefit Plan (“Retraite Additive”)

The Retraite Additive is a final salary plan targeting a pension benefit equal to 5% of the executive’s final compensation. There is no minimum service requirement and no vesting requirement, but the executive must be employed by the Company at the date of retirement under this plan. Annual compensation used for calculating the contributions to the defined benefit plan includes base salary. The amounts credited in 2009 under the Retraite Additive for Mr. Brunol and Mr. Chochoy are detailed in the Summary Compensation Table under column (h).

b.  French Defined Contribution Plan (“Retraite Entreprises”)

The Pension Benefits table above does not reflect the present value of accumulated benefits under the Retraite Entreprises because it is a defined contribution plan. Under the Retraite Entreprises, the Company contributes 5% of base salary of the eligible executives into their individual retirement account. Benefits are payable on retirement in the form of a quarterly pension, with no vesting or minimum service requirements. Benefits are calculated based on the earnings accumulated in the fund at the time of retirement.

Employment Agreement of Mr. Alapont

Mr. Alapont’s employment agreement was recently amended and restated as of March 23, 2010, pursuant to which he is entitled to a base salary of $1,500,000 per year.  In addition, Mr. Alapont will be eligible each year during the term of the employment agreement for an annual target bonus of $1,500,000 payable solely in cash.  The actual bonus may not exceed $1,500,000 per annum and will be determined by the Board of Directors in consultation with Mr. Alapont.  The employment agreement also provides for other customary employee benefits with a cap on such benefits equal to 125% of the amount paid to Mr. Alapont in 2009.  The term of Mr. Alapont’s employment agreement will expire on March 23, 2013.

Change in Control Employment Agreement

The Company has entered into a change in control employment agreement with Mr. Alapont.  Under this agreement, Mr. Alapont has an employment term of three years from the date of a Change in Control (the “employment period”).  During this employment period, Mr. Alapont’s position shall be at least commensurate in all material respects with that held during the 120-day period prior to the Change of Control.  During the employment period, Mr. Alapont is entitled to (i) an annual base salary equivalent to his base salary in the month immediately preceding the month in which the effective date of the Change of Control occurs, (ii) an annual cash bonus equal to at least his MIP target incentive award as of the effective date of the Change in Control, (iii) participation in incentive, savings and retirement plans, (iv) welfare benefits, (v) fringe benefits, (vi) office and support staff and (vii) paid vacation, in the case of each of clauses (iii) – (vii), that is no less favorable, in the aggregate, than the most favorable of such plans or benefits provided to him during the 120-day period immediately preceding the effective date of the Change of Control.   A "Change in Control" is defined as any of the following events occurring within the three-year period following December 27, 2007, the Effective Date of the Plan of Reorganization (which period is extended for additional one-year periods on each anniversary of the Effective Date, unless the Company gives notice that it is not extending the period):

1.
the acquisition by any individual, entity or group of 20% or more of the then outstanding shares of common stock, other than by Mr. Icahn or any of his affiliates, or the combined voting power of the then outstanding voting securities of the Company;

2.	individuals who, as of the Effective Date, constitute the board of directors of the Company (the “Board”) cease for any reason to constitute at least a majority of the Board; or
3.
consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, other than such transactions with Mr. Icahn or any of his affiliates.

The change in control employment agreement provides that Mr. Alapont will receive the severance benefits described below upon the occurrence of the following two events:

1.	a Change in Control occurs, and
2.	he is terminated by the Company without “Cause” (as defined below) or he terminates the agreement for “Good Reason” (as defined below).

The Change in Control benefits provided under this agreement are:

1.	base salary through the date of termination and a prorated portion of his MIP target incentive award;
2.
a lump-sum cash amount equal to three times, his base salary and three times his MIP target incentive award as of the termination date or, if greater, his MIP target incentive award as of the date of the Change in Control;

3.
the excess of the actuarial equivalent of the benefit he would receive under the PRA and any supplemental retirement plan, including the PRA SERP and the KEY Plan if his employment continued for three years after the date of termination, over the actuarial equivalent of any amount paid or payable under the PRA or such supplemental retirement plans as of the date of termination;

4.	the continuation of benefits under the welfare benefit plans, programs, practices and policies of the Company for three years or the cash equivalent if the benefit cannot be continued; and
5.	outplacement services of up to $60,000.

Subject to certain exceptions, Mr. Alapont will also receive a “gross-up” payment as reimbursement of any federal excise taxes payable.

As part of the change in control employment agreement, Mr. Alapont agrees to a non-competition covenant applicable for one year following the termination of his employment after a Change in Control.

Under this change in control employment agreement "Good Reason" means:

1.	a material diminution of Mr. Alapont’s authority, duties or responsibilities;
2.	any action or inaction that constitutes a material breach by the Company of the change in control employment agreement; or
3.	a material change in the geographic location at which Mr. Alapont performs his services.

Under this change in control employment agreement, “Cause” means:

1.	the willful and continued failure of Mr. Alapont to perform substantially his duties with the Company; or
2.	the willful engaging by him in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

Severance

Mr. Alapont's employment agreement provides that if he is terminated by the Company without Cause (as defined below) he will receive a lump sum payment of:

1.	any base salary or vacation pay due through his date of termination;
2.	an amount equal to two times his annual base salary and two times his MIP target incentive award; and
3.	a payout of any other benefits he may be entitled to receive under any Company program for which he is eligible, including the MIP Uplift.

All vested stock options may be exercised not more than 90 days after termination of his employment.  Mr. Alapont would also vest in the KEY Plan benefits as described in the Key Executive Pension Plan summary in this proxy statement.

Under the terms of Mr. Alapont’s employment agreement, “Cause” means:

1.	conviction of, plea of guilty to, or plea of nolo contendere to any felony;
2.	conviction of, plea of guilty to, or plea of nolo contendere to any misdemeanor or other crime involving fraud, dishonesty or moral turpitude;
3.	intentional violation of the Company’s integrity policy;
4.	breach of the terms of his employment agreement; or
5.	intentional neglect of a request by a majority of the Board, which results in material corporate damage.

Prior to any termination for Cause under clauses 4 or 5 above, the Company must make a written demand on Mr. Alapont, and Mr. Alapont shall have ten days after receiving such notice to cure any failure.

If Mr. Alapont terminates his employment for Good Reason, as defined below, he will receive the same severance benefits as in a termination by the Company without cause.  Under the terms of Mr. Alapont's employment agreement "Good Reason" means:

1.	failure of the Company to comply with the compensation provisions of Mr. Alapont's employment agreement; and/or
2.	a material change to Mr. Alapont's duties that result in a diminution of his position.

If the Company does not cure the issue within 30 days of written notice from Mr. Alapont, he may elect to terminate employment for Good Reason and will be entitled to the severance payments.

If Mr. Alapont's employment terminates because of death or disability, he, his estate or his beneficiary will receive:

1.	any base salary or vacation pay due through the date his employment is terminated;
2.	all benefits due under the KEY Plan; and
3.
other benefits at least equal to the most favorable benefits provided by the Company to the estates and beneficiaries of peer executives of the Company under plans, programs, practices and policies relating to death or disability benefits.

Employment Agreement of Mr. Brunol

Mr. Brunol was appointed as our Senior Vice President, Business and Operations Strategy, effective May 1, 2005. Mr. Brunol’s employment agreement, which has an indefinite term, provides for an annual base salary subject to review on an annual basis. In addition, Mr. Brunol will be eligible each year during the term of the employment agreement for an annual bonus targeted at 70% of his gross annual salary, with the potential to reach 140% of his annual gross salary, based on performance criteria to be established each year by the Board of Directors or the Committee.  Pursuant to Mr. Brunol’s employment agreement, he is eligible to participate in the MIP Uplift currently targeted at 150% of his gross annual salary, also according to performance criteria to be established each year by the Board of Directors or the Committee. The employment agreement also provides for other customary employee benefits.

Employment Agreement of Mr. Chochoy

Mr. Chochoy was appointed as our Senior Vice President, Global Development effective March 1, 2007.  He is currently our Senior Vice President, Powertrain Sealing and Bearings.  Mr. Chochoy’s employment agreement, which has an indefinite term, provides for an annual base salary subject to review on an annual basis.  In addition, Mr. Chochoy will be eligible each year during the term of the employment agreement for an annual bonus targeted at 70% of his gross annual salary, with the potential to reach 140% of his annual gross salary, based on performance criteria to be established each year by the Board of Directors or the Committee.  Pursuant to Mr. Chochoy’s employment agreement, he is eligible for to participate in the MIP Uplift currently targeted at 115% of his gross annual salary, also according to performance criteria to be established each year by the Board of Directors or the Committee. The employment agreement also provides for other customary employee benefits.

Severance Agreements

The Company also has a severance agreement with Mr. Kaminski. Under this agreement, if Mr. Kaminski is terminated by the Company without Cause (as defined below) he will receive the following benefits:

1.	base salary through the date of termination, a pro rated portion of his MIP target incentive award and any accrued but unpaid vacation pay;
2.
a lump-sum cash amount equal to 18  months of base salary and 18  months of his MIP target incentive award as of the date of termination or, if greater, his MIP target incentive award as of the date of the severance agreement; and

3.	continuation of benefits under the Company welfare benefit plans, practices, policies and programs for 18 months.

Under the terms of Mr. Kaminski’s severance agreement, “Cause” means:

1.	continued failure substantially to perform his duties with the Company for a period of 10 days following written notice of such failure;
2.	conviction of, plea of guilty to, or plea of nolo contendere to, any felony;
3.	willful malfeasance or willful misconduct in connection with his duties with the Company;
4.	any act or omission involving moral turpitude which is reasonably likely to be injurious to the financial condition or business reputation of the Company;
5.	any other act or omission, including any act or omission involving dishonesty, which is injurious to the financial condition or business reputation of the Company; or
6.	breach of the confidentiality provisions of the severance agreement.

Mr. Kaminski would be required to provide the Company with a release waiving his rights to sue the Company under various U.S. employment laws and agree not to compete with the Company during the six-month period following the effective date of the release and non-competition agreement.

The terms of employment for Mr. Bowers provide that, in the event of his termination without cause, he will receive the equivalent of twelve months base salary and one year of his MIP target bonus.

Potential Payments Upon Termination or Change in Control

The following table summarizes the value of potential payments and benefits under various termination circumstances assuming for each of the Named Executive Officers a termination date of December 31, 2009.

Name	Value if Involuntarily Terminated Without Cause	Value if Voluntarily Terminated by Executive for Good Reason	Value if Terminated Due to Death or Disability	Value if Involuntarily Terminated following a Change in Control
José Maria Alapont(1)	$17,021,607	$17,021,607	$9,406,222	$34,443,003
Jeff Kaminski(2)	$1,351,352	-	-	$1,351,352
William S. Bowers(3)	$680,000	-	-	$680,000
Jean Brunol(4)	$1,423,886	$1,423,886	-	$1,423,886
Gérard Chochoy (5)	$1,121,439	-	-	$1,121,439

(1)
Please refer to the discussion preceding this table for a description of the payments Mr. Alapont would receive upon termination.  The potential payments disclosed above are enhanced benefits payable upon the applicable event.  See the Pension Benefits table for additional accrued benefits.

(2)
Please refer to the discussion preceding this table for a description of the payments Mr. Kaminski would receive upon termination. Mr. Kaminski had a change in control employment agreement that was terminated in 2009.

(3)	Please refer to the discussion preceding this table for a description of the payments Mr. Bowers would receive upon termination.

(4)
If Mr. Brunol’s employment with the Company is terminated for reasons other than cause, he is entitled to 18 months of salary and six months of benefits.  Mr. Brunol does not receive any additional benefit if he is terminated following a change in control.  Mr. Brunol is paid in Euro and these amounts reflect the Euro-U.S. dollar exchange rate at December 31, 2009 of 1.4332

(5)
If Mr. Chochoy’s employment with the Company is terminated for reasons other than cause, he is entitled to 18 months of salary and six months of benefits.  He receives no additional benefit if he is terminated following a change in control.  Mr. Chochoy is paid in Euro and these amounts reflect the average Euro-U.S. dollar exchange rate for 2009 of 1.4332.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 In connection with the audit of the 2009 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP (“Ernst & Young”) which sets forth the terms by which Ernst & Young will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures. We have been advised that a representative of Ernst & Young will be present at the meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.

The Audit Committee has appointed Ernst & Young to audit our consolidated financial statements for the fiscal year ending December 31, 2010.

In addition to retaining Ernst & Young to audit our consolidated financial statements for 2009, the Company retained Ernst & Young, as well as other accounting firms, to provide tax and other advisory services in 2009.  We understand the need for Ernst & Young to maintain objectivity and independence in its audit of our financial statements.

During 2009 and 2008, we retained Ernst & Young to provide services in the following categories and amounts:

	Year Ended December 31
	2009	2008
	(Millions of Dollars)
Audit fees (1)	$5.4	$6.6
Audit-related fees (2)	1.0	1.2
Tax fees (3)	5.2	6.7
Total	$11.6	$14.5

(1)
Audit fees: Services under this caption include consolidated financial statement audit fees, internal control over financial reporting audit fees, domestic subsidiary financial statement audit fees, international statutory audit fees, and fees related to the audit of fresh-start reporting.

(2)	Audit-related fees: Services under this caption include accounting advisory, acquisition due diligence and employee benefit plan audits.

(3)	Tax fees: Services under this caption include statutory compliance, expatriate compliance and tax advisory services.

All of the audit, audit-related, tax and other services performed by Ernst & Young were pre-approved by the Audit Committee in accordance with the pre-approval policies and procedures described below.

Audit Committee’s Pre-Approval Policies and Procedures

The Company’s independent accountants are directly accountable to the Audit Committee pursuant to its charter. Accordingly, the Audit Committee’s responsibilities include pre-approving the services of the independent accountant.  The Audit Committee’s policy is to review and pre-approve all audit and permissible non-audit services, as deemed appropriate.  Audit Committee pre-approval is granted based upon the nature of the service and the related cost to provide such service.  Pre-approval for services is generally not extended for periods in excess of one year.  In assessing pre-approval requests, the Audit Committee considers whether such services are consistent with the auditor’s independence; whether the independent accountant may provide a higher quality or more efficient service based upon its understanding and familiarity with the Company’s business; and whether performing the service would enhance the independent accountant’s audit quality.  The Audit Committee chairman may individually pre-approve such services between scheduled meetings of the Audit Committee up to a threshold of $200,000, provided that the full Audit Committee reviews and approves the service at the next scheduled meeting. Full Audit Committee pre-approval is required for proposed services in excess of $200,000.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Based on a review of the questionnaires that our directors and employees subject to Section 16 of the Exchange Act of 1934 completed and a review of our internal records on any related person that was identified in such questionnaires, we have determined that there are no related party transactions in excess of $120,000, since the beginning of 2009 or currently proposed, involving the Company, other than as follows:

(1)
Mr. Laisure is the Chief Executive Officer of Fluid Routing Solutions, Inc. (“Fluid Routing”).  Fluid Routing is one of the Company’s automotive clients.  In 2009, Fluid Routing purchased approximately $348,000 of products from the Company.

(2)
Icahn Sourcing LLC (“Icahn Sourcing”) is an entity formed and controlled by Carl C. Icahn, the Chairman of the Company's Board of Directors, in order to leverage the potential buying power of a group of entities with which Mr. Icahn either owns or otherwise has a relationship in negotiating with a wide range of suppliers of goods, services, and tangible and intangible property.  The Company is a member of the buying group and, as such, is afforded the opportunity to purchase goods, services and property from vendors with whom Icahn Sourcing has negotiated rates and terms. Icahn Sourcing does not guarantee that the Company will purchase any goods, services or property from any such vendors, and the Company is under no obligation to do so.  The Company does not pay Icahn Sourcing any fees or other amounts with respect to the buying group arrangement and Icahn Sourcing neither sells to nor buys from any member of the buying group.  The Company has purchased a variety of goods and services as a member of the buying group at prices and on terms that it believes are more favorable than those which would be achieved on a stand-alone basis.

(3)
Mr. Ninivaggi was an executive officer of Lear Corporation (“Lear”) until July 2009.  Lear is one of the Company’s automotive clients.  In 2009, Lear purchased approximately $6.5 million of products from the Company.

Although the Company does not currently have a formalized policy specifically regarding the review, approval or ratification of transactions with related persons in excess of $120,000 as defined under Item 404(a) of Regulation S-K, our Integrity Policy prohibits our directors, officers, employees and associates from participating in transactions involving conflicts of interest and requires disclosure of any potential conflicts of interest, as well as approval of the acceptance of any position as an officer or director of outside business concerns. In addition, each director is required to disclose to the Board of Directors any financial interest or personal interest that he or she has in any contract or transaction that is being considered by the Board of Directors for approval.  If a director has a personal interest in a matter before the Board of Directors, the director must disclose the interest to the Board of Directors, excuse himself or herself from participation in the discussion and not vote on the matter.

OTHER MATTERS

Stockholder Proposals and Recommendations for Director

Stockholder proposals for inclusion in the Company’s proxy materials for the Company’s 2011 Annual Meeting of Stockholders must be received by the Company no later than December 17, 2010. These proposals must also meet the other requirements of the rules of the SEC and the Company’s Bylaws relating to stockholder proposals.

Stockholders who wish to make a proposal at the Company’s 2011 Annual Meeting — other than one that will be included in the Company’s proxy materials — should notify the Company no earlier than January 27, 2011 and no later than February 26, 2011.  If a stockholder who wishes to present such a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC.

Stockholders may make recommendations to the Board of Directors of candidates for its consideration as nominees for director at the Company’s 2011 Annual Meeting of Stockholders by submitting the name, qualifications, experience and background of such person, together with a statement signed by the nominee in which he or she consents to act as such, to the Board of Directors, c/o Secretary, Federal-Mogul Corporation, 26555 Northwestern Highway, Southfield, MI 48033.  Notice of such recommendations should be submitted in writing not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information and conform to certain requirements set forth in the Company’s Bylaws.  The Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with these procedures or in the Company’s Bylaws.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10 percent of our common stock to file initial reports of their ownership and changes in ownership of our common stock with the SEC.  To the best of our knowledge, based solely on a review of reports furnished to us and written representations from reporting persons, each person who was required to file such reports timely complied with the applicable filing requirements during 2009.

Other Business

We know of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.

Upon written request by any stockholder entitled to vote at the meeting, we will promptly furnish, without charge, a copy of the Form 10-K Annual Report for 2009 which we filed with the SEC, including financial statements and schedules.  If the person requesting the report was not a stockholder of record on April 5, 2010, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date.  Requests should be addressed to Federal-Mogul Corporation, Attn: Robert L. Katz, 26555 Northwestern Highway, Southfield, MI 48033.

By Order of the Board of Directors

Robert L. Katz
Senior Vice President, General Counsel
and Corporate Secretary

Exhibit A
2010 Stock Incentive Plan

FEDERAL-MOGUL CORPORATION
2010 STOCK INCENTIVE PLAN

Section 1. Establishment, Objectives, Term.

(a)           Establishment. Federal-Mogul Corporation, a Delaware corporation, hereby establishes a stock incentive compensation plan, to be known as the “Federal-Mogul Corporation 2010 Stock Incentive Plan”. The Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units. The Plan is effective as of the Effective Date, and will remain in effect as provided in Section 1(c).

(b)           Objectives. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s objectives and that link the interests of Participants to those of the Company’s shareholders; to provide Participants with an incentive for excellence in individual performance; to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining officers, key employees and directors. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success, and to allow Participants to share in the success of the Company.

(c)           Term. The Plan was approved by the Board of Directors on February 22, 2010 (the “Effective Date”) and shall be effective on the date the Plan is approved by the stockholders of the Company. The Plan will commence on the Effective Date, and will remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to the terms of the Plan, until the earlier of (i) the date on which all shares of Stock subject to it pursuant to Section 4 have been issued or transferred according to the Plan’s provisions, and (ii) the date that immediately precedes the tenth (10th) anniversary of the Effective Date. Awards outstanding as of the date on which the Plan terminates shall not be affected or impaired by the termination of the Plan.

Section 2. Definitions.

For purposes of the Plan, the following terms are defined as set forth below:

(a)            “Award” means a Stock Appreciation Right, Stock Option, Restricted Stock, Restricted Stock Unit, Stock Unit, Performance Unit, or Performance Share.

(b)           “Award Agreement” means a written agreement, contract, notice or other instrument or document evidencing the terms and conditions of an Award granted pursuant to the Plan.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Breach of Conduct” means (i) (A) if the Participant has executed an employment agreement, option agreement, Award Agreement or other agreement with the Company or any of its Affiliates, then (1) the commission of any act contained within the definition of "cause" contained therein or (2) any breach by the Participant of such agreement, (B) the Participant’s conviction of, or entering a guilty plea, no contest plea or nolo contendere plea to any crime (other than minor traffic violations), (C) failure by the Participant to come to work on a full-time basis, other than on holidays, vacation days, sick days, or other days off under the Company's business policies; (D) illegal use of drugs or alcohol in violation of the Company’s Integrity Policy or other business policies; or (E) a material breach of the Participant’s employment terms; or (ii) conduct, as determined by the Committee in its sole discretion, involving any one of the following: (A) violation of the Company’s Integrity Policy or a material violation of any other business policy or standard of the Company or any Subsidiary that has been distributed or made available to the Participant, (B) misconduct or inadequate performance by the Participant; (C) the commission of an act of embezzlement, fraud or theft; (D) the unauthorized disclosure of any trade secret or confidential information of the Company (or any client, customer, supplier or other third party who has a business relationship with the Company) or willful failure to protect any trade secret or confidential information of the Company; (E) the violation of any noncompetition or nonsolicitation covenant or similar agreement with the Company or any of its Subsidiaries or soliciting, inducing, or attempting to induce employees of the Company or its Subsidiaries to terminate their employment with the Company or a Subsidiary; (F) the violation of any assignment of inventions obligation with the Company or any of its Subsidiaries; (G) the commission of an act which constitutes unfair competition with the Company or which induces or attempts to induce any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company; (H) the commission of an act of fraud or breach of fiduciary duty; (I) the failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause; (J) any violation by Employee of the terms of this Plan or any Award Agreement; or (K) the Participant's disparagement, or inducement of others to do so, of the Company or its Affiliates, or their past or present officers, directors, employees or products, or their controlling persons.

(e)           “Change in Control” has the meaning set forth in Section 12(b).

(f)           “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder

(g)           “Commission” means the Securities and Exchange Commission or any successor agency.

(h)           “Committee” means the Committee referred to in Section 3.

(i)            “Company” means Federal-Mogul Corporation, a Delaware corporation, or any successor corporation.

(j)            “Disability” in the case of any Participant means, unless otherwise defined in such Participant’s Award Agreement, that such Participant is unable to engage in such Participant’s pre-Disability employment with the Company or any Subsidiary by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(k)           “Dividend Equivalent” means a right granted to a Participant under Section 9 to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock or to periodic distributions on other specified equity securities of the Company. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award and may be paid currently or on a deferred basis.

(l)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be determined to include successor provisions thereto and regulations thereunder

(m)          “Fair Market Value” means the fair market value of the Stock as determined by the Committee in good faith and in its sole discretion in any manner permitted under Section 409A of the Code, provided, however, if the Committee does not determine otherwise in an Award Agreement, then Fair Market Value means, (i) if the Stock is listed on a national securities exchange, the last reported sale price on the principal national securities exchange on which the Stock is listed or admitted to trading on the trading day for which the determination is being made, or (ii) if the Stock is not listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices on the day for which the determination is being made in the over-the-counter market as reported by NASDAQ, or (iii) if bid and asked prices for the Stock on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Stock selected for such purpose by the Board or a committee thereof.

(n)           “Immediate Family” shall mean, except as otherwise defined by the Committee, the Participant’s spouse, children, siblings, stepchildren, grandchildren, parents, stepparents, grandparents, in-laws and persons related by legal adoption.

(o)           “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(p)           “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(q)           “Participant” means an individual who, as an employee, officer or director of the Company or a Subsidiary or such other individual as specified in Section 3, has been granted an Award under the Plan.

(r)            “Performance Goals” means any target or targets of performance established by the Committee in its sole discretion. A Performance Goal shall be based on one or more of the following criteria: sales, free cash flow, revenue, pre-tax or after-tax profit levels, earnings per share, operating earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; total stockholder return; return on assets, tangible assets, equity, capital or investment, cash flow and cash flow return on investment, cash flow before interest and financing, value cash flow, economic value added and economic profit; growth in earnings per share, debt to equity ratio, market share, price per share of Stock, economic value added and market value added; levels of capital expenditures, sales general and administrative expense, operating expense and maintenance expense, safety, new business bookings, productivity, restructuring, measures of customer satisfaction and/or customer service, as determined from time to time including the relative improvement therein; or such similar objectively determinable financial or other measures as may be adopted by the Committee in its sole discretion.  The criteria selected by the Committee may relate to the performance of the Company as a whole or upon the performance of a Subsidiary, business unit, division or department or any combination thereof and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or combination thereof, or other standard selected by the Committee. The criteria selected by the Committee shall be calculated in accordance with (a) the Company’s financial statements or (b) generally accepted accounting principles or (c) any other methodology established by the Committee prior to the issuance of an Award.  A Performance Goal may include a threshold level of performance below which no payout or vesting will occur, target levels of performance at which a full payout or full vesting will occur, and/or a maximum level of performance at which a specified additional payout or vesting will occur. Performance Goals may differ among Participants, including among similarly situated Participants. Performance Goals shall be subject to certification by the Committee; provided that the Committee shall have the authority, to the extent consistent with the “qualified performance-based compensation” exception of Section 162(m) of the Code and Section 1.162-27(e) of the Income Tax Regulations, to make equitable adjustments to the Performance Goals in recognition of unusual or nonrecurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Once a Performance Goal is established, the Committee shall have no discretion to increase the amount of compensation that would otherwise be payable to a recipient upon attainment of a Performance Goal; provided, however, that the Committee shall retain “negative discretion” to adjust bonus payments as permitted by Section 162(m) of the Code and treasury regulations issued thereunder.

(s)           “Performance Period” means the period of one year or longer established by the Committee in connection with the grant of an Award for which the Committee has established Performance Goals.

(t)            “Performance Unit” means an Award granted to a Participant under Section 10, the value of which is expressed in terms of cash or in property other than Stock.

(u)           “Performance Share” means an Award granted to a Participant under Section 11, the value of which is expressed in terms of, or valued by reference to, a share of Stock.

(v)           “Plan” means the Federal-Mogul Corporation 2010 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(w)          “Plan Year" means the twelve-month period beginning on January 1 and ending on December 31; provided, however, the first Plan Year shall be the short Plan Year beginning on the Effective Date and ending on December 31, 2010.

(x)           “Restatement Event” means (whether as a result of fraud, mistake or otherwise) any negative restatement or other revision of: (A) the financial statements (whether audited or unaudited), results or performance of (i) the Company or (ii) to the extent material to the Company and its Subsidiaries taken as a whole, any Subsidiary, business unit, division or department of the Company; or (B) any data used by the Committee in setting any Performance Goal and/or determining whether and to what extent any Performance Goal has been met.

(y)           “Restricted Stock” means an award of shares of Stock granted to a Participant under Section 8 that may be subject to certain restrictions and to a risk of forfeiture.

(z)           “Restricted Stock Unit” means the contractual right to be issued Stock under Section 8 that may be subject to certain restrictions and to a risk of forfeiture.

(aa)         “Restricted Stock Agreement” means an Award Agreement evidencing the terms and conditions of a grant of Restricted Stock.

(bb)        “Retirement” with respect to a Participant means a voluntary Termination of Employment by such Participant (other than a Termination of Employment by such Participant without “Cause” or without “Good Reason” prior to the expiration of such Participant’s term of employment pursuant to any applicable employment agreement or policy of the Company, as such terms are defined in such employment agreement or policy) on or after reaching age 60 with ten or more years of service with the Company or a Subsidiary, unless such required age or number of years of service are otherwise reduced with respect to such Participant by the Committee.

(cc)         “Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time or any successor definition adopted by the Commission.

(dd)        “Specified Employee” means a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code and using the methodology selected by the Company from time to time (including any permitted alternate means selected by the Company to identify specified employees), or if none, the default methodology provided by applicable Income Tax Regulations.

(ee)         “Stock” means common stock, par value $.01 per share, of the Company.

(ff)          “Stock Appreciation Right” means a right granted to a Participant under Section 7 to be paid an amount equal to the appreciation, if any, in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or other Awards, or other property as specified in the Award or as determined by the Committee.

(gg)        “Stock Option” means an option granted to a Participant under Section 6 to purchase one or more shares of Stock.

(hh)        “Stock Unit” means a right granted to a Participant under Section 9 to receive either Stock or cash or any combination thereof.

(ii)           “Subsidiary” shall have the meaning given such term in Section 424(f) of the Code and shall also include any corporation or other entity that is controlled, directly or indirectly, by the Company.

(jj)           “Termination of Employment” means the termination of the Participant’s employment with the Company and all of its Subsidiaries. In the case of a Participant who is a director but not an employee of the Company or any Subsidiary, “Termination of Employment” means the termination of the Participant’s services as a member of the Board or such Subsidiary’s board of directors.

Section 3. Administration.

The Plan shall be administered by the Committee which committee shall be either (a) the Board, (b) the Compensation Committee of the Board or (c) such other committee of the Board (the “Non-Employee Director Committee”) composed of not less than three (3) members of the Board, each of whom shall be appointed by and serve at the pleasure of the Board and who shall also be “non-employee directors” within the meaning of Rule 16b-3, “independent directors” within the meaning of applicable NASDAQ or stock exchange rules, and to the extent that the Committee has resolved to take actions necessary to enable compensation arising with respect to Awards under the Plan to constitute performance-based compensation for purposes of Section 162(m) of the Code, “outside directors” within the meaning of Section 162(m) of the Code.

With respect to Awards granted to persons subject to Section 16 of the Exchange Act, the Plan shall be administered by the Committee, provided that all such Awards shall be approved by a majority of either the members of the Board or the members of the Non-Employee Director Committee.

The Committee shall have full and final authority to grant Awards pursuant to the terms of the Plan to officers, employees and directors of the Company and its Subsidiaries.

Among other actions, the Committee shall have the authority, subject to the terms of the Plan, to:

(a)           select the officers, employees and directors to whom Awards may from time to time be granted;

(b)           determine whether and to what extent Awards are to be granted hereunder and the type or types of Awards to be granted;

(c)           determine the number of shares of Stock to be covered by each Award granted hereunder;

(d)           determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 6(a)), any grant or vesting restriction or limitation (including the attainment of specified performance measures), and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Stock relating thereto, based on such factors as the Committee shall determine, and all other matters to be determined in connection with an Award;

(e)           modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(f)           determine whether and to what extent and under what circumstances cash, Stock, other Awards, or other property payable with respect to an Award shall be deferred automatically or at the election of the Committee, and whether to create trusts and deposit Stock or other property therein; and

(g)           determine whether and to what extent and under what circumstances an Award may be settled, or an Award may be canceled, forfeited, exchanged, or surrendered;

(h)           prescribe the form of each Award Agreement, which need not be identical for each Participant.

(i)           appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(j)           correct any defect or supply any omission or reconcile any inconsistency in the Plan and construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

The Committee may authorize officers of the Company to grant Awards pursuant to the terms of the Plan covering up to 10,000 shares of Stock or equivalent cash value per individual, per year, to officers and employees of the Company and its Subsidiaries who are not (i) subject to Section 16 of the Exchange Act, nor (ii) “covered employees” within the meaning of Section 162(m)(3) of the Code. Any such authorization so made shall be consistent with recommendations made by the Board’s Compensation Committee to the Board regarding compensation, incentive-compensation plans and equity-based plans. When such authorization is so made by the Committee, such authorized officers shall have the authority of the Committee described in Sections 3(a), 3(b), 3(c), and 3(d) of the Plan with respect to the granting of such Awards; provided, however, that the Committee may limit or qualify such authorization in any manner it deems appropriate.

The Committee may also authorize officers of the Company to grant Awards pursuant to the terms of the Plan covering up to 10,000 shares of Stock or equivalent cash value per individual, as an inducement to an individual to accept an offer of employment (provided that no such grants shall become effective prior to such individuals commencing employment with the Company or any of its Subsidiaries), including Awards to individuals who may become, upon accepting an offer of employment, (i) officers of the Company and its Subsidiaries who are subject to Section 16 of the Exchange Act, or (ii) “covered employees” within the meaning of Section 162(m)(3) of the Code. Any such authorization so made shall be consistent with recommendations made by the Board’s Compensation Committee to the Board regarding compensation, incentive-compensation plans and equity-based plans. When such authorization is so made by the Committee, such authorized officers shall have the authority of the Committee described in Sections 3(a), 3(b), 3(c), and 3(d) of the Plan with respect to the granting of such Awards; provided, however, that the Committee may limit or qualify such authorization in any manner it deems appropriate.

The Committee shall have the authority to adopt, amend, suspend, waive, and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto), to decide all questions of fact arising out of the application of the Plan and any Award (and any agreement relating to any Award), to make all determinations necessary or advisable for the administration of the Plan, and to otherwise supervise the administration of the Plan.

 The Committee also shall have authority in its discretion to modify the terms of the Plan to the extent necessary to comply with foreign, federal, state or local laws and regulations. Notwithstanding anything in the Plan to the contrary, with respect to any Participant or eligible person who is resident or primarily employed outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate all or a portion of the administration of the Plan to one or more members of the Committee, provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or to cease to constitute “qualified performance-based compensation” within the meaning of Section 1.162-27(e) of the Income Tax Regulations in instances where the Committee has intended that an Award so qualify, and (ii) authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

Limitation of Liability: Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee, and any officer or employee of the Company acting on the Committee’s behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

Section 4. Stock Subject To Plan; Individual Limitations.

(a)           Subject to adjustment as provided herein, the total number of shares of Stock available for Awards under the Plan shall be 10,000,000 shares. During the terms of any Awards under the Plan that are to be settled in shares of Stock, the Company shall keep authorized but unissued (or in treasury) at all times the number of shares required to satisfy such Awards.

(b)           No “covered employee,” as such term is defined in Section 162(m) of the Code, shall in any fiscal year of the Company be granted Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Units, or Performance Shares covering more than 2,000,000 shares of Stock (including grants of Stock Options, Stock Appreciation Rights, Restricted Stock Units, Stock Units, or Performance Shares that are paid or payable in cash), but excluding from this limitation (i) any additional shares of Stock credited to the Participant as Dividend Equivalents on Awards, (ii) cash or stock dividends on Restricted Stock that are paid or credited to a Participant as additional Restricted Stock , and (iii) Dividend Equivalents that are paid or credited to a Participant on Restricted Stock Units or Stock Units. No “covered employee,” as such term is defined in Section 162(m) of the Code, shall in any fiscal year of the Company be granted awards denominated in cash (including Performance Units) of a value exceeding when paid $20,000,000 in cash or in property other than Stock, but excluding from this limitation any additional amounts credited to the Participant as interest or Dividend Equivalents.

(c)           The Stock to be delivered under the Plan may be made available from authorized but unissued shares of Stock, treasury stock, or shares of Stock purchased on the open market.

(d)          With respect to Awards under the Plan:

(i)            If any shares of Restricted Stock are forfeited, any Stock Option or Stock Appreciation Right is forfeited, cancelled or otherwise terminated without being exercised, or if any Stock Option or Stock Appreciation Right is exercised for or paid in cash, then the shares subject to such Awards that are forfeited, cancelled, terminated without being exercised, or paid in cash shall again be available for distribution in connection with Awards under the Plan;

(ii)           If any Restricted Stock Unit, Stock Unit, Performance Unit, or Performance Share is cancelled, forfeited, terminates in whole or in part without the delivery of Stock or is paid in cash, then the shares subject to such Awards that are so cancelled, forfeited, terminated or paid in cash shall again be available for distribution in connection with Awards under the Plan;

(iii)           If an Award recipient tenders shares of previously-acquired Stock in satisfaction of applicable withholding tax obligations, or if any shares of Stock covered by an Award are not delivered to the Award recipient because such shares are withheld to satisfy applicable withholding tax obligations, then such shares shall again be available for further Award grants under the Plan; and

(iv)           If an Award recipient tenders shares of previously-acquired Stock in payment of the option price upon exercise of a Stock Option or if shares of Stock are withheld in payment of the option price, then the number of shares represented thereby shall again be available for further Award grants under the Plan.

(e)           Subject to Sections 6(j) and 7(h), below, in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other substitution or adjustments in the consideration receivable upon exercise as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

Section 5. Eligibility.

Officers, employees and directors of the Company and its Subsidiaries who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Subsidiaries, as determined by the Committee, are eligible to be granted Awards under the Plan. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

Section 6. Stock Options.

Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

A Stock Option shall entitle the Participant to purchase one or more shares of Stock, pursuant to the terms and provisions of the Plan and the applicable Award Agreement. The Committee shall have the authority to grant Participants Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options, provided however, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries (which are subsidiary corporations within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

Stock Options shall be evidenced by Award Agreements, the terms and provisions of which may differ. An Award Agreement providing for the grant of Stock Options shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a Participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a Participant of any grant of a Stock Option, and a written Award Agreement or Award Agreements shall be duly executed and delivered by the Company to the Participant.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a)           Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the Award Agreement, and shall not be less than 100% of the Fair Market Value of the Stock subject to the Stock Option on the date of grant, and in no event shall the option price for the purchase of shares be less than par value.

(b)           Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.

(c)           Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time, in whole or in part, accelerate the exercisability of any Stock Option.

(d)           Method of Exercise. Subject to the provisions of this Section 6, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

Subject to any vesting period specified in an Award Agreement relating to a Stock Option, a Stock Option shall be deemed to be exercised when written notice of such exercise, in a form determined by the Committee, has been given to the Company in accordance with the terms of the Stock Option agreement by the Participant and full payment for the shares of Stock with respect to which the Stock Option is exercised has been received by the Company. The Committee, in its sole discretion, may permit all or part of the payment of the exercise price to be made, to the extent permitted by applicable law, either: (i) in cash, by check or wire transfer, (ii) by tendering previously acquired shares of Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, (iii) by withholding shares of Stock which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, (iv) by a combination of (i), (ii) and (iii) above, or (v) in any other form of legal consideration as provided for under the terms of the Stock Option. No shares of Stock shall be issued to any Participant upon exercise of a Stock Option until the Company receives full payment therefor as described above. Upon the receipt of notice of exercise and full payment for the shares of Stock, the shares of Stock shall be deemed to have been issued and the Participant shall be entitled to receive such shares of Stock and shall be a stockholder with respect to such shares, and the shares of Stock shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the Stock is issued. Each exercise of a Stock Option shall reduce, by an equal number, the total number of shares of Stock that may thereafter be purchased under such Stock Option.

In the discretion of the Committee and if not prohibited by law, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company or its agent, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

(e)               Non-Transferability of Stock Options. Except as otherwise provided in an Award Agreement, no Stock Option may be sold, mortgaged, transferred, pledged, assigned, subject to the claims of creditors, or otherwise alienated or hypothecated, other than (i) by will or by the laws of descent and distribution, or, in the Committee’s discretion, pursuant to a written beneficiary designation, (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), or (iii) in the Committee’s discretion, pursuant to a gift to such Participant’s Immediate Family members directly, or indirectly by means of a trust, partnership, or limited liability company. Subject to the terms of this Plan and the relevant Award Agreement, all Stock Options shall be exercisable only by the Participant, guardian, legal representative or beneficiary of the Participant or permitted transferee, it being understood that the terms “holder” and “Participant” include any such guardian, legal representative or beneficiary or transferee. Such transferees may transfer a Stock Option only by will or by the laws of descent and distribution. In no event may a Participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution. The transfer of Stock Options to a third party for value is prohibited.

(f)                Termination by Death or Disability. If a Participant incurs a Termination of Employment by reason of death or Disability, any Stock Option held by such Participant may thereafter be exercised by such Participant or his or her guardian, legal representative or beneficiary, whether or not such Stock Option was exercisable at the time of such event, within the next 12 months (or such shorter period as the Committee may specify in the Award Agreement) following the date of such event but not later than the expiration of the stated term of such Stock Option. In the event of Termination of Employment due to death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(g)               Termination by Reason of Retirement. If a Participant incurs a Termination of Employment by reason of Retirement, any Stock Option held by such Participant may thereafter be exercised by the Participant or his or her guardian, legal representative or beneficiary whether or not it was exercisable at the time of such Retirement, within the next 12 months (or such shorter period as the Committee may specify in the Award Agreement) following Retirement but not later than the expiration of the stated term of such Stock Option. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(h)               Other Termination. Unless otherwise determined by the Committee, if a Participant incurs a Termination of Employment for any reason other than death, Disability or Retirement, any Stock Option held by such Participant shall thereupon terminate, except that the Participant shall have the right to exercise a Stock Option to the extent it was exercisable on the date of such Termination of Employment until the earlier of (i) the date that is three months after the date of such Termination of Employment or (ii) the expiration of the term of such Stock Option. Notwithstanding the foregoing, a Participant (or any guardian, legal representative or beneficiary) shall not have any rights under any Stock Option, to the extent that such Stock Option has not previously been exercised, and the Company shall not be obligated to deliver any Stock (or have any other obligation or liability) under such Stock Option if the Participant’s Termination of Employment is for a Breach of Conduct In the event of Termination of Employment for any reason other than death, Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(i)                Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Stock for which a Stock Option is being exercised by paying the Participant an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price times the number of shares of Stock for which to the Option is being exercised on the effective date of such cash out.

(j)                Modification. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, no Modification (as hereinafter defined in this Section 6(j)) shall be made in respect to any Stock Option if such Modification would result in the Stock Option constituting a deferral of compensation or having an additional deferral feature.

(i)       Subject to clause (ii) below, a “Modification” for purposes of this Section 6(j), shall mean any change in the terms of a Stock Option (or change in the terms of the Plan or applicable Award Agreement) that may provide the holder of the Stock Option with a direct or indirect reduction in the exercise price of the Stock Option or an additional deferral feature, or an extension or renewal of the Stock Option, regardless of whether the holder in fact benefits from the change in terms. An extension of a Stock Option refers to the granting to the holder of an additional period of time within which to exercise the Stock Option beyond the time originally prescribed. A renewal of a Stock Option is the granting by the Company of the same rights or privileges contained in the original Award Agreement for the Stock Option on the same terms and conditions.

(ii)      Notwithstanding clause (i) above, it shall not be a Modification to change the terms of a Stock Option in any of the ways or for any of the purposes specifically described in published guidance of the Internal Revenue Service as not resulting in a modification, extension or renewal of a stock right or the granting of a new stock right.

(iii)     Subsequent to its grant, the exercise period of a Stock Option shall not be extended to a date that is later than the earlier of (A) the date on which the Option would expire by its original terms, or (B) the 10th anniversary of the original date of grant.

(iv)     Except for adjustments as permitted by Section 4(e), once granted hereunder, the option price of a Stock Option shall not be adjusted. The substitutions and adjustments permitted by Section 4(e) shall be limited to those substitutions and adjustments which will not result in the Stock Option, as substituted or adjusted, constituting a “deferral of compensation” within the meaning of Section 409A of the Code.

(k)               Prohibition Against Repricing. Notwithstanding any provision herein to the contrary, the repricing of a Stock Option is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of a Stock Option to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling a Stock Option at a time when its exercise price is greater than the Fair Market Value of the underlying shares of Stock in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 4(e). Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

Section 7. Stock Appreciation Rights.

(a)           Grant and Exercise. Stock Appreciation Rights may be granted as Awards under the Plan and entitle Participants to increases in the Fair Market Value of Stock. Stock Appreciation Rights may be granted alone or in addition to other Awards under the Plan. The terms and conditions of each Stock Appreciation Right granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be confirmed by, and be subject to the terms of, an Award Agreement.

(b)           Award. A Stock Appreciation Right granted pursuant to Section 7(a), shall be exercisable as determined by the Committee, but in no event after ten years from the date of grant. The base price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Stock on date of grant. A Stock Appreciation Right shall entitle the holder, upon receipt of such right, to a payment in cash, Stock (valued at its then Fair Market Value) or any combination thereof, as the Committee may determine, which shall be determined by multiplying (i) the difference between the base price of the Stock Appreciation Right and the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right, by (ii) the number of shares of Stock as to which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be exercised by giving written notice of exercise to the Company specifying the number of shares of Stock as to which Stock Appreciation Right is being exercised.

(c)           No Rights as a Stockholder. In the case of any Stock Appreciation Right providing for, or in which the Committee has determined to make payment in whole or in part in Stock, the holder thereof shall have no rights of a stockholder of the Company prior to the proper exercise of such Stock Appreciation Right, and if requested, prior to providing the representation described in Section 16(a), and the issuance of Stock in respect thereof.

(d)           Non-Transferability of Stock Appreciation Rights. Except as otherwise provided in an Award Agreement, no Stock Appreciation Right may be sold, mortgaged, transferred, pledged, assigned or subject to the claims of creditors, or otherwise alienated or hypothecated, other than (i) by will or by the laws of descent and distribution, or, in the Committee’s discretion, pursuant to a written beneficiary designation, (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), or (iii) in the Committee’s discretion, pursuant to a gift to such Participant’s Immediate Family members directly, or indirectly by means of a trust, partnership, or limited liability company. Subject to the terms of this Plan and the relevant Award Agreement, all Stock Appreciation Rights shall be exercisable only by the Participant, guardian, legal representative or beneficiary of the Participant or permitted transferee, it being understood that the term “Participant” includes any such guardian, legal representative or beneficiary or transferee. Such transferees may transfer a Stock Appreciation Right only by will or by the laws of descent and distribution. In no event may a Participant transfer a Stock Appreciation Right other than by will or the laws of descent and distribution. The transfer of Stock Appreciation Rights to a third party for value is prohibited.

(e)           Termination by Reason of Death or Disability. If a Participant incurs a Termination of Employment by reason of death or Disability prior to the expiration of his or her Stock Appreciation Right and without having fully exercised his or her Stock Appreciation Right, the Participant or his or her guardian, legal representative or beneficiary shall have the right to exercise any Stock Appreciation Right whether or not the Stock Appreciation Right was exercisable at the time of such event, within the next 12 months following such event (or such shorter period as the Committee may specify in the Award Agreement), but not later than the expiration of the stated term of such Stock Appreciation Right.

(f)            Termination by Reason of Retirement. If a Participant incurs a Termination of Employment by reason of Retirement, prior to the expiration of his or her Stock Appreciation Right and without having fully exercised his or her Stock Appreciation Right, the Participant or his or her guardian, legal representative or beneficiary shall have the right to exercise any Stock Appreciation Right, whether or not such Stock Appreciation Right was exercisable at the time of Retirement, within the next 12 months (or such shorter period as the Committee may specify in the Award Agreement) following Retirement, but not later than the expiration of the stated term of such Stock Appreciation Right.

(g)           Other Termination. Unless otherwise determined by the Committee, if a Participant incurs a Termination of Employment for any reason other than death, Disability or Retirement, prior to the expiration of his or her Stock Appreciation Right and without having fully exercised his or her Stock Appreciation Right, then all his or her Stock Appreciation Rights shall thereupon immediately terminate, except that the Participant shall have the right to exercise a Stock Appreciation Right, to the extent that it was exercisable at the date of such Termination of Employment, until the earlier of (i) the date that is three months after the date of such Termination of Employment or (ii) the expiration of the term of such Stock Appreciation Right. Notwithstanding the foregoing, a Participant (or any guardian, legal representative or beneficiary) shall not have any rights under any Stock Appreciation Right, to the extent that such Stock Appreciation Right has not previously been exercised, and the Company shall not be obligated to pay or deliver any cash, Stock or any combination thereof (or have any other obligation or liability) under such Stock Appreciation Right if the Participant’s Termination of Employment is for a Breach of Conduct.

(h)           Modification. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, no Modification shall be made in respect to any Stock Appreciation Right if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation or having an additional deferral feature.

(i)            Subject to clause (ii) below, a “Modification” for purposes of this Section 7(h), above, shall mean any change in the terms of an Stock Appreciation Right (or change in the terms of the Plan or applicable Award Agreement) that may provide the holder of the Stock Appreciation Right with a direct or indirect reduction in the base price of the Stock Appreciation Right, or an additional deferral feature, or an extension or renewal of the Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms. An extension of a Stock Appreciation Right refers to the granting to the holder of an additional period of time within which to exercise the Stock Appreciation Right beyond the time originally prescribed. A renewal of a Stock Appreciation Right is the granting by the Company of the same rights or privileges contained in the original Award Agreement for the Stock Appreciation Right on the same terms and conditions.

(ii)           Notwithstanding Clause (i) above, it shall not be a Modification to change the terms of a Stock Appreciation Right in any of the ways or for any of the purposes specifically described in published guidance of the Internal Revenue Service as not resulting in a modification, extension or renewal of a stock right or the granting of a new stock right.

(iii)          Subsequent to its grant, no Stock Appreciation Right shall be extended to a date that is later than the earlier of (A) the date on which the Stock Appreciation Right would expire by its original terms, or (B) the 10th anniversary of the original date of grant.

(iv)          Except for adjustments as permitted by Section 4(e), once granted hereunder, the base price of a Stock Appreciation Right shall not be adjusted. The substitutions and adjustments permitted by Section 4(e) shall be limited to those substitutions and adjustments which will not result in the Stock Appreciation Right, as substituted or adjusted, constituting a “deferral of compensation” within the meaning of Section 409A of the Code.

(i)            Prohibition Against Repricing. Notwithstanding any provision herein to the contrary, the repricing of a Stock Appreciation Right is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Stock Appreciation Right to lower its base price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a Stock Appreciation Right at a time when its base price, is greater than the Fair Market Value of the underlying shares of Stock in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 4(e). Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

Section 8. Restricted Stock; Restricted Stock Units.

(a)           Administration. Shares of Restricted Stock or Restricted Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers, employees, and directors of the Company and its Subsidiaries to whom and the time or times at which grants of Restricted Stock or Restricted Stock Units will be awarded, the number of shares of Restricted Stock or the number of Restricted Stock Units to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 8(c). Each grant of Restricted Stock shall be confirmed by, and be subject to the terms of a Restricted Stock Agreement, and each grant of Restricted Stock Units shall be confirmed by, and be subject to the terms of an Award Agreement.

The Committee may condition the grant or vesting of Restricted Stock or Restricted Stock Units upon the attainment of specified performance measures of the Participant or of the Company or business unit, division or department of the Company for or within which the Participant is primarily employed or upon such other factors or criteria as the Committee shall determine. Where the grant or vesting of Restricted Stock or Restricted Stock Units is subject to the attainment of one or more Performance Goals, such shares of Restricted Stock or Restricted Stock Units shall be released from such restrictions only after the attainment of such Performance Goals has been certified by the Committee.

The provisions of Awards of Restricted Stock or Restricted Stock Units need not be the same with respect to each recipient.

(b)           Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2010 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Restricted Stock Agreement are on file at the headquarters of Federal-Mogul Corporation.”

The Committee may in its sole discretion require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

(c)           Terms and Conditions. Shares of Restricted Stock or Restricted Stock Units shall be subject to the following terms and conditions:

(i)            Subject to the provisions of the Plan and the applicable Restricted Stock or Restricted Stock Unit Agreement, during a period set by the Committee, commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock or Restricted Stock Units. The Committee may provide for the lapse of such restrictions in installments or otherwise and may accelerate or waive such restrictions, in whole or in part, in each case based on period of service, performance of the Participant or of the Company or the business unit, division or department for which the Participant is primarily employed or such other factors or criteria as the Committee may determine.

(ii)           Except as provided in clause 8(c)(i), this clause (ii) and the applicable Restricted Stock Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee and set forth in the applicable Restricted Stock Agreement, and subject to Section 16(f) of the Plan, (1) cash dividends on the shares of Stock that are the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock based upon the Fair Market Value per share of Stock on the dividend payment date, and (2) dividends payable in Stock shall be paid in the form of Restricted Stock. Any cash dividend so reinvested or share dividend so payable shall vest at the same time as the Restricted Stock Units to which it relates. Absent such a provision regarding dividends in the applicable Restricted Stock Agreement, any dividend payable with respect to Restricted Stock shall be paid to the Participant no later than the end of the calendar year in which the same dividends on Stock are paid to stockholders of Stock.

(iii)          The provisions of Section 14 shall be applicable upon a Participant’s Termination of Employment for any reason during the Restriction Period.

(iv)          If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the Participant.

(v)           Restricted Stock Units shall be subject to the terms and provisions of Section 9(b)(iii) through (viii) below to the same extent as other Stock Units, and Dividend Equivalents on Restricted Stock Units may be credited to the Participant as additional Restricted Stock Units.

Section 9. Stock Units.

(a)           Administration. A Stock Unit is the grant of a right to receive a share of Stock or the Fair Market Value in cash of a share of Stock, in the future, at such time and upon such terms as the Committee shall establish. Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers, employees, and directors of the Company and its Subsidiaries to whom and the time or times at which grants of Stock Units will be awarded, the number of Stock Units to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards in addition to those contained in Section 9(b). The provisions of Awards of Stock Units need not be the same with respect to each recipient. Each grant of Stock Units shall be confirmed by, and be subject to, the terms of an Award Agreement.

(b)          Terms and Conditions. Stock Units shall be subject to the following terms and conditions.

(i)            Subject to the provisions of the Plan and the applicable Award Agreement, Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered.

(ii)           The provisions of Section 14 shall be applicable upon a Participant’s Termination of Employment for any reason prior to the date on which Stock Units awarded to the Participant shall have vested.

(iii)          In any case in which the Committee has waived, in whole or in part, any or all remaining payment limitations with respect to any or all of a Participant’s Stock Units, payment of such Participant’s Stock Units shall occur on the time(s) or event(s) otherwise specified pursuant to Subsection (vi) below, in such Participant’s Award Agreement.

(iv)          With respect to any grant of Stock Units, the recipient of such grant shall acquire no rights of a shareholder of Stock unless and until the recipient becomes the holder of shares of Stock delivered to such recipient with respect to such Stock Units.

(v)           The Committee may in its discretion provide that a Participant shall be entitled to receive Dividend Equivalents on outstanding Stock Units. Such Dividend Equivalents may, as determined by the Committee at the time the Award is granted, be (A) paid in cash, (B) credited to the Participant as additional Stock Units, or (C) any combination of cash and additional Stock Units. If Dividend Equivalents are credited to the Participant as additional Stock Units, the number of additional Stock Units that shall be credited to the Participant with respect to any dividend on Stock shall not exceed the amount that is the result of multiplying the number of Stock Units credited to the Participant on the dividend record date by the dividend paid on each share of Stock, and then dividing this amount by the price per share of Stock on the dividend payment date. For this purpose, the price per share of Stock shall be its Fair Market Value for the dividend payment date. A Stock Unit credited to a recipient as a Dividend Equivalent shall vest at the same time as the Stock Unit to which it relates. Any credit of Dividend Equivalents shall be subject to Section 16(f) of the Plan. Any dividend payable with respect to Stock Units that the Committee has determined shall be paid in cash shall be paid to the Participant no later than the end of the calendar year in which the same dividends on Stock are paid to stockholders of Stock.

(vi)         The Award Agreement for each award of Stock Units shall specify the time(s) or event(s) of payment of vested Stock Units, which time(s) or event(s) shall be limited to one or more of the following: (1) the date on which the Stock Units shall have vested, (2) the date of the Award recipient’s Termination of Employment, or (3) a specified date. In the case of an Award of Stock Units providing for payment upon the vesting of the Stock Units, payment shall be made as soon as administratively practicable thereafter, but in no event later than March 15 of the year following the year in which the vesting of the Stock Units occurs. In the case of an Award of Stock Units providing for payment upon Termination of Employment, payment shall be made on or after the Termination of Employment in the year in which the Termination of Employment occurs, except that in the case of a Specified Employee, payment shall be made on the first day of the seventh month following the month in which such Termination of Employment occurs, or, if earlier, the date of the Award recipient’s death. In the case of an Award of Stock Units providing for a specified date for payment, payment shall be made as soon as practicable on or after the specified date, but in no event later than December 31 of the year in which the specified date occurs.

(vii)        On the time(s) or event(s) specified in the applicable Award Agreement for the payment of cash or Stock with respect to vested Stock Units, the Committee shall cause to be delivered to the Participant, (A) a number of shares of Stock equal to the number of vested Stock Units, or (B) cash equal to the Fair Market Value of such number of shares of Stock, the form of payment determined by the Committee in its discretion or as provided by in the applicable Award Agreement.

(viii)       Notwithstanding any other provision of this Plan to the contrary, the time(s) or event(s) for payment of Stock Units specified pursuant to Subsection (vii), above, shall not be accelerated for any reason, other than as specifically provided in Section 409A of the Code and the guidance issued thereunder.

Section 10. Performance Units.

(a)           Administration. Performance Units may be awarded to officers and employees of the Company and its Subsidiaries, either alone or in addition to other Awards under the Plan. The Committee shall determine the officers and employees to whom, and the time or times at which, Performance Units shall be awarded, the number of Performance Units to be awarded to any Participant, the duration of the Performance Period and any other terms and conditions of the Award, in addition to those contained in Section 10(b). Each grant of Performance Units shall be confirmed by, and be subject to, the terms of an Award Agreement.

(b)           Terms and Conditions. Performance Units shall be subject to the following terms and conditions.

(i)           The Committee may, prior to or at the time of the grant, designate Performance Units, in which event it shall condition payment with respect thereto to the attainment of Performance Goals. The Committee may also condition Performance Unit payments upon the continued service of the Participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the applicable Award Agreement, Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period.

(ii)           The provisions of Section 14 shall be applicable upon a Participant’s Termination of Employment for any reason during the Performance Period or before any applicable Performance Goals are satisfied.

(iii)          In any case in which the Committee has, prior to the expiration of the Performance Period, waived, in whole or in part, any or all payment limitations with respect to a Participant’s Performance Units, such Participant shall receive payment with respect to his or her Performance Units in the year following the year in which the Performance Period ends or would have ended, at the same time as the Committee has provided for payment to all other Award recipients.

(iv)         At the expiration of the Performance Period, the Committee shall evaluate the extent to which the Performance Goals for the Award have been achieved and shall determine the number of Performance Units granted to the Participant which shall have been earned, and the cash value thereof. The Committee shall then cause to be delivered to the Participant (A) a cash payment equal in amount to the cash value of the Performance Units, or (B) shares of Stock equal in value to the cash value of the Performance Units, the form of payment determined by the Committee in its discretion or as provided in the applicable Award Agreement. If Performance Units may, or are to be paid in Stock, the Committee shall designate in the applicable Award Agreement a method of converting the Performance Units into Stock based on the Fair Market Value of the Stock. Payment shall occur as soon as administratively practicable thereafter, but in no event later than March 15 of the year following the year in which the Performance Period ends.

Section 11. Performance Shares.

(a)           Administration. Performance Shares may be awarded to officers and employees of the Company and its Subsidiaries, either alone or in addition to other Awards under the Plan. The Committee shall determine the officers and employees to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be awarded to any Participant, the duration of the Performance Period and any other terms and conditions of the Award, in addition to those contained in Section 11(b). Each grant of Performance Shares shall be confirmed by, and be subject to, the terms of an Award Agreement.

(b)           Terms and Conditions. Performance Shares shall be subject to the following terms and conditions.

(i)            The Committee may, prior to or at the time of the grant, designate Performance Shares, in which event it shall condition payment with respect thereto to the attainment of Performance Goals. The Committee may also condition Performance Share payments upon the continued service of the Participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the applicable Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period.

(ii)           The provisions of Section 14 shall be applicable upon a Participant’s Termination of Employment for any reason during the Performance Period or before any applicable Performance Goals are satisfied.

(iii)          In any case in which the Committee has waived, in whole or in part, prior to the expiration of the Performance Period, any or all payment limitations with respect to a Participant’s Performance Shares, such Participant shall receive payment with respect to his or her Performance Shares in the year following the year in which the Performance Period ends, at the same time as the Committee has provided for payment to all other Award recipients.

(iv)          At the expiration of the Performance Period, the Committee shall evaluate the extent to which the Performance Goals for the Award have been achieved and shall determine the number of Performance Shares granted to the Participant which shall have been earned, and the cash value thereof. The Committee shall then cause to be delivered to the Participant (A) a number of shares of Stock equal to the number of Performance Shares determined by the Committee to have been earned, or (B) cash equal to the Fair Market Value of such number of shares of Stock, the form of payment determined by the Committee in its discretion or as provided in the applicable Award Agreement. Payment shall occur as soon as administratively practicable thereafter, but in no event later than March 15 of the year following the year in which the Performance Period ends.

Section 12. Change in Control Provisions.

(a)           Impact of Event. Unless otherwise expressly provided in the applicable Award or Award Agreement, in connection with the occurrence of a Change in Control, the Committee shall, in its sole discretion as to any outstanding Awards including any portions thereof (on the same basis or on different bases, as the Committee shall specify) take one or any combination of the following actions:

(i)           make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (A) the consideration payable with respect to the outstanding shares of Stock in connection with the Change in Control, (B) shares of stock of the surviving or acquiring corporation or (C) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the Fair Market Value of the shares of Stock subject to such Awards immediately preceding the Change in Control;

(ii)           accelerate the date of exercise or vesting of any Stock Options and Stock Appreciation Rights and other Awards outstanding as of the date of such Change in Control is determined to have occurred to the full extent of the original grant and/or,

(A)          in the case of Restricted Stock, declare the restrictions applicable to any outstanding Restricted Stock to have lapsed and thereby such Restricted Stock becoming free of all restrictions and become fully vested and transferable to the full extent of the original grant,

(B)           in the case of Restricted Stock Units or Stock Units, declare the restrictions applicable to any outstanding Restricted Stock Units or Stock Units to have lapsed, and thereby such Restricted Stock Units or Stock Units becoming free of all restrictions and become fully vested. Payment for Restricted Stock Units or Stock Units that have vested as a result of this Section 12(a)(ii) shall occur on the time(s) or event(s) otherwise specified in the Participant’s Award Agreement; or

(C)           in the case of Performance Units and Performance Shares, declare the restrictions applicable to any outstanding Performance Units and Performance Shares to have lapsed, and thereby the Performance Goals of all such outstanding Performance Units and Performance Shares shall be deemed to have been achieved at target levels, the relevant Performance Period shall be deemed to have ended on the effective date of the Change in Control, and all other terms and conditions thereto shall be deemed to have been satisfied. If due to a Change in Control, a Performance Period is shortened, the target Performance Award initially established for such Performance Period shall be prorated by multiplying the initial target Performance Award by a fraction, the numerator of which is the actual number of whole months in the shortened Performance Period and the denominator of which is the number of whole months in the original Performance Period. Payment for such Performance Units and Performance Shares that vest as a result of the Change in Control shall be made in cash or Stock (as determined by the Board) as promptly as is practicable upon such vesting, but in no event later than March 15 of the year following the year in which the Performance Units and Performance Shares shall have vested pursuant to this Section 12. Payment for Performance Units and Performance Shares that have vested prior to the Change in Control as a result of the Board’s waiver of payment limitations prior to the date of the Change in Control shall be made in cash or Stock (as determined by the Board) in the year following the year in which the Performance Period would have otherwise ended absent a Change in Control, or if earlier as soon as practicable in the year in which the Award recipient’s Termination of Employment occurs; provided however, that in the case of a “Specified Employee” who becomes entitled to payment of Performance Units or Performance Shares under this Section 12 by reason of his or her Termination of Employment, payment shall be made on the first day of the seventh month following the month in which such Termination of Employment occurs, or, if earlier, the date of the Specified Employee’s death;

(iii)          permit the exchange of such Award for the right to participate in any equity incentive or other employee benefit plan of any successor corporation;

(iv)         provide for the repurchase of any Stock Option or Stock Appreciation Right for an amount equal to the difference of (A) the consideration received per share of Stock subject to such Award in the Change in Control minus (ii) the per share exercise price, if any, of such Stock Option or Stock Appreciation Right. Such amount shall be payable in cash for the property payable with respect to such Stock or other securities in connection with the Change in Control. The value of any such property shall be determined by the Board in its sole discretion; or

(v)          provide for the termination of any such Awards immediately prior to a Change in Control; provided that no such termination will be effective if the Change in Control is not consummated.

(b)          Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the consummation of any transaction (including, without limitation, any sale of stock, merger, consolidation or spin-off), the result of which is that any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act ) (a “Person”), other than Carl Icahn or the Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company. For purposes of the definition of Change in Control, the capitalized terms used in this definition shall have the following meanings: “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “Person”, such “Person” shall be deemed to have beneficial ownership of all securities that such “Person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. ‘‘Related Party’’ or “Related Parties” means (1) Carl Icahn and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the ‘‘Family Group’’); (2) any trust, estate, partnership, corporation, company, limited liability company or unincorporated association or organization (each an ‘‘Entity’’ and collectively ‘‘Entities’’) Controlled by one or more members of the Family Group; (3) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that, either legally or in practical effect, enable them to make or veto significant management decisions with respect to such Entity, whether pursuant to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity, through a management position with such Entity or in any other manner (such rights hereinafter referred to as ‘‘Veto Power’’); (4) the estate of any member of the Family Group; (5) any trust created (in whole or in part) by any one or more members of the Family Group; (6) any individual or Entity who receives an interest in any estate or trust listed in clauses (4) or (5), to the extent of such interest; (7) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family Group; (8) any organization described in Section 501(c) of the Code over which any one or more members of the Family Group and the trusts and estates listed in clauses (4), (5) and (7) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the Code); (9) any organization described in Section 501(c) of the Code of which a member of the Family Group is an officer, director or trustee; or (10) any Entity, directly or indirectly (a) owned or Controlled by or (b) a majority of the economic interests in which are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (1) through (9) above. For the purposes of this definition of Related Party, and for the avoidance of doubt, in addition to any other Person or Persons that may be considered to possess Control, (x) a partnership shall be considered Controlled by a general partner or managing general partner thereof, (y) a limited liability company shall be considered Controlled by a managing member of such limited liability company and (z) a trust or estate shall be considered Controlled by any trustee, executor, personal representative, administrator or any other Person or Persons having authority over the control, management or disposition of the income and assets therefrom.  ‘‘Control’’ means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of Voting Stock, by agreement or otherwise and ‘‘Controlled’’ has a corresponding meaning. ‘‘Voting Stock’’ means, with respect to any Person that is (a) a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency, (b) a limited liability company, membership interests entitled to manage, or to elect or appoint the Persons that will manage the operations or business of the limited liability company, or (c) a partnership, partnership interests entitled to elect or replace the general partner thereof.

Section 13. Amendment.

The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of a Participant under an Award theretofore granted without the Participant’s consent, except (A) as contemplated herein, including Section 12(a), or (B) such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or for Awards to qualify for the “qualified performance-based compensation” exception provided by Section 1.162-27(e) of the Income Tax Regulations (where the Committee has intended that such Awards qualify for the exception), or as the Committee otherwise reasonably determines is necessary or advisable to comply with any applicable law or rule of any self regulatory organization, (ii) disqualify the Plan from the exemption provided by Rule 16b-3, or (iii) extend the term of the Plan. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law or agreement.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant’s consent except (i) as contemplated in Section 12(a) or (ii) such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3 or for the Award to qualify for the “qualified performance-based compensation” exception provided by Section 1.162-27(e) of the Income Tax Regulations (where the Committee has intended that such Award qualify for the exception).

Subject to the above provisions, the Board shall have the authority to amend the Plan and the terms of any Award theretofore granted to take into account changes in law and tax and accounting rules.

Section 14. Effect of Termination of Employment.

(a)           Except to the extent otherwise provided herein or in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason

(i)	during the Restriction Period (in the case of Restricted Stock);or

(ii)	prior to the date on which Awards shall have vested; or

(iii)	during the Performance Period or before any applicable Performance Goals are met,

then, all shares still subject to restriction, in the case of Restricted Stock, shall be forfeited by the Participant, and all rights to receive cash or Stock in payment of other Awards shall be forfeited by the Participant.

(b)           If a Participant incurs a Termination of Employment by reason of his or her being involuntarily terminated (other than for a Breach of Conduct), or by reason of Retirement, the Committee shall have the discretion to waive in whole or in part

(i)
in the case of Restricted Stock, any or all remaining restrictions with respect to any or all of such Participant’s shares of Restricted Stock; provided however, that in the case of Restricted Stock granted to a “covered employee” within the meaning of Section 162(m)(3) of the Code that is intended to constitute “qualified performance-based compensation,” the Committee shall have no discretion to waive the requirement that the applicable Performance Goals be achieved in accordance with the original terms of the Award; or

(ii)
in the case of other Awards, any or all remaining payment limitations with respect to any or all of such Awards; provided, however, that in the case of Awards granted to a “covered employee” within the meaning of Section 162(m)(3) of the Code, the Committee shall have no discretion to waive the requirement that the applicable Performance Goals be achieved in accordance with the original terms of the Award.

Section 15. Cancellation, Rescission and Clawback of Awards.

The Committee may at any time, in its sole discretion, cancel, declare forfeited, rescind, or require the return of any unexercised, undelivered, or unpaid Award (or a portion thereof) upon the Committee determining that (A) the Participant has, at any time (whether before or after the grant date of the Award), committed a Breach of Conduct or (B) a Restatement Event has, at any time (whether before or after the grant date of the Award), occurred. In addition, at any time following the exercise, payment or delivery (whether in cash, Stock or otherwise) of an Award, the Committee may, in its sole discretion, rescind any such exercise, payment or delivery, and require the return or repayment, of an Award (or a portion thereof) upon the Committee determining that (A) the Participant has, at any time (whether before or after the exercise, payment or delivery of the Award), committed a Breach of Conduct or (B) a Restatement Event has, at any time (whether before or after the exercise, payment or delivery of the Award), occurred. In connection with any cancellation, forfeiture or rescission contemplated by this Section 15, the terms of repayment by the applicable Participant shall be determined in the Committee’s sole discretion, which may include, among other terms, the repayment being required to be made (i) in one or more installments or payroll deductions or deducted from future bonus payments or (ii) immediately in a lump sum in the event that such Participant incurs a Termination of Employment.

The Committee’s determination that a Participant has committed a Breach of Conduct, and its decision to require rescission of an Award’s exercise, payment or delivery shall be conclusive, binding, and final on all parties. The Committee’s determination that a Participant has violated the terms of the Plan or the Award and the Committee’s decision to cancel, declare forfeited or rescind an Award or to require rescission of an Award’s exercise, payment or delivery shall be conclusive, binding, and final on all parties.

In the event an Award is rescinded, the affected Participant shall repay or return to the Company any cash amount, Stock, or other property received from the Company upon the exercise, payment or delivery of such Award (or, if the Participant has disposed of the Stock or other property received and cannot return it, its cash value at the time of exercise, payment or delivery), and, in the case of Stock or other property delivered to the Participant, any gain or profit realized by the Participant in a subsequent sale or other disposition of such Stock or other property. Such repayment and (or) delivery shall be on such terms and conditions as the Committee shall prescribe.

Section 16. General Provisions.

(a)           The Committee may require each person receiving a grant of any Award or purchasing or receiving shares or cash pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates or other documentation for such Award may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities, tax or other law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company shall have no obligation to issue or deliver certificates for shares of Stock under the Plan prior to (i) obtaining approval from any governmental agency which the Company determines is necessary or advisable, (ii) admission of such shares to listing on the stock exchange on which the Stock may be listed, and (iii) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which the Company determines to be necessary or advisable.

(b)           Nothing contained in the Plan shall: (i) prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees; or (ii) amend, modify or supersede or be deemed to amend, modify or supersede any term contained in any employment agreement, option agreement or other similar agreement between the Company or any Subsidiary and any employee or officer of the Company or any Subsidiary.

(c)           Neither the adoption of the Plan nor the grant of any Award shall confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any employee at any time.

(d)           No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.

(e)           At the time of grant, the Committee may provide in connection with any grant made under the Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell at the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

(f)           The reinvestment of cash dividends in additional shares of Restricted Stock, and the crediting of Dividend Equivalents or interest equivalents (if such interest equivalents are payable in Stock when distributed) on Restricted Stock Units or Stock Units or on the deferred payment of Restricted Stock Units, Stock Units, Performance Units or Performance Shares shall only be permissible if sufficient shares of Stock are available under Section 4 (taking into account then outstanding Awards).

(g)           The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

(h)           It is intended that payments under the Stock Options, Stock Appreciation Rights, Performance Units, and Performance Shares provisions of the Plan to recipients who are “covered employees” within the meaning of Section 162(m)(3) of the Code constitute “qualified performance-based compensation” within the meaning of Section 1.162-27(e) of the Income Tax Regulations. Awards of Restricted Stock or Restricted Stock Units may be designated by the Committee as intended to constitute “qualified performance-based compensation” in the relevant Award Agreement. To the maximum extent possible, the Plan and the terms of any Stock Options, Stock Appreciation Rights, Performance Units, Performance Shares, and, where applicable, Restricted Stock or Restricted Stock Units, shall be so interpreted and construed.

(i)           It is intended that Stock Options awarded pursuant to Section 6, Stock Appreciation Rights awarded pursuant to Section 7, and Restricted Stock awarded pursuant to Section 8 not constitute a “deferral of compensation” within the meaning of Section 409A of the Code. It is further intended that Performance Shares and Performance Units granted pursuant to Sections 10 and 11 not constitute a “deferral of compensation” within the meaning of Section 409A of the Code excepting, however, Performance Shares and Performance Units that become vested as a result of the Committee’s waiver of payment limitations prior to the end of the applicable Performance Period. Finally, it is intended that Restricted Stock Units awarded pursuant to Section 8 or Stock Units awarded pursuant to Section 9, and Performance Units and Performance Shares that are or become vested as a result of the Committee’s waiver of payment limitations prior to the end of the applicable Performance Period, be exempt from or otherwise satisfy the requirements of Section 409A of the Code and the Income Tax Regulations issued thereunder in all material respects. This Plan shall be interpreted for all purposes and operated to the extent necessary in order to comply with the intent expressed in this paragraph. Although the Company and the Committee intend to administer the Plan so that it will comply with the requirements of Section 409A of the Code, to the extent applicable, neither the Company nor the Committee represents or warrants that the Plan will comply with Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company and its Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant may owe as a result of participation in the Plan, and the Company and its Subsidiaries shall have no obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Section 409A of the Code.

(j)            If any provision of this Plan is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be impaired or affected thereby.

(k)           The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.

(l)            No Participant, officer, employee, or director of the Company or any Subsidiary shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, officers, employees, and directors. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

(m)          No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(n)           The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. The term “including,” when used in the Plan, means in each case “including without limitation.”

Section 17. Unfunded Status of Plan.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary; provided, however that the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver cash, Stock or other Awards, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee determines otherwise. If and to the extent authorized by the Committee, the Company may deposit into such a trust Stock and other assets for delivery to a Participant in satisfaction of the Company’s obligation under any Award.